UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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ENCORE BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Nine Greenway Plaza

Suite 1000

Houston, Texas 77046

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 15, 2008

Shareholders of Encore Bancshares, Inc.:

The 2008 Annual Meeting of Shareholders (the “Meeting”) of Encore Bancshares, Inc. (the “Company”) will be held at the Houston City Club, One City Club Drive, Houston, Texas 77046, on Thursday, May 15, 2008, beginning at 10:00 a.m. (local time), for the following purposes:

1.	To elect ten (10) directors to serve on the Board of Directors of the Company until the Company’s 2009 annual meeting of shareholders, and each until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	To approve the Encore Bancshares, Inc. 2008 Stock Awards and Incentive Plan;

3.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2008; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 31, 2008 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

By order of the Board of Directors,

Rhonda L. Carroll

Corporate Secretary

April 15, 2008

Houston, Texas

Your Vote is Important.

You are cordially invited and urged to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card and promptly mail it in the enclosed envelope. The proxy is revocable in the manner described in the proxy statement at any time before it is voted at the Meeting. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

ENCORE BANCSHARES, INC.

Nine Greenway Plaza

Suite 1000

Houston, Texas 77046

PROXY STATEMENT

FOR

2008 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 15, 2008

SOLICITATION, REVOCABILITY AND VOTING OF PROXIES

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Encore Bancshares, Inc. (the “Company”) for use at the 2008 Annual Meeting of Shareholders of the Company to be held at the Houston City Club, One City Club Drive, Houston, Texas, on Thursday, May 15, 2008 beginning at 10:00 a.m. (local time), and any adjournments thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2008 Annual Meeting of Shareholders. This Proxy Statement, the Notice of Meeting and the enclosed proxy will first be sent to shareholders on or about April 15, 2008.

Voting of Proxies

Shares of the Company’s common stock, $1.00 par value (“Common Stock”), represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions indicated on the proxy. If no instructions are specified on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy will be voted with respect thereto in accordance with the judgment of the persons designated in the proxy. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.

Revocability of Proxies

Any proxy given by a record shareholder may be revoked by such shareholder at any time before it is voted at the Meeting by:

•	delivering to the Secretary of the Company a written notice of revocation;

•	submitting to the Secretary of the Company a duly executed proxy bearing a later date; or

•	attending the Meeting and voting in person.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Encore Bancshares, Inc., Nine Greenway Plaza, Suite 1000, Houston, Texas 77046, (713) 787-3118, Attention: Rhonda L. Carroll, Corporate Secretary. Any shareholder who holds shares in street name with a bank or broker must contact that bank or broker if he or she wishes to revoke his or her proxy.

Solicitation of Proxies

This proxy solicitation is made by the Board of Directors of the Company and the cost of this solicitation is being borne by the Company. Proxies will be solicited through the mail and, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services. In addition, the Company has hired Laurel Hill Advisory Group, LLC to assist in the solicitation and distribution of proxies for the Meeting. The Company will pay Laurel Hill a fee of approximately $6,500 for its services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s Common Stock.

Annual Report

The Company’s Annual Report on Form 10-K, including consolidated financial statements and related notes, for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission, accompanies but does not constitute part of this Proxy Statement.

VOTING SHARES AND VOTING RIGHTS

Only holders of record of Common Stock at the close of business on March 31, 2008 (the “Record Date”), are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. On that date there were 10,153,640 shares of Common Stock outstanding, which is the only outstanding class of voting securities of the Company. The holders of at least a majority of the outstanding shares of Common Stock must be represented at the Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or nominee that are voted on any matter will be included in determining whether a quorum exists. Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company.

Directors will be elected by a plurality of the votes cast in person or by proxy. Accordingly, the ten nominees receiving the highest number of votes cast by the holders of Common Stock will be elected. There will be no cumulative voting in the election of directors. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees. A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from its customer.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to approve the Encore Bancshares, Inc. 2008 Stock Awards and Incentive Plan (the “2008 Plan”) and to ratify the appointment of the independent registered public accounting firm. The proposal to approve the 2008 Plan is a “non-discretionary” item, meaning that brokers and banks who hold shares in an account for customers who are the beneficial owners of such shares may not give a proxy to vote those shares without specific instructions from their customers. Any abstentions will have the effect of a vote against these matters. However, broker non-votes will be deemed shares not present to vote on these matters and will not count as votes for or against these proposals and will not be included in calculating the number of votes necessary for approval of these matters.

Item 1.

ELECTION OF DIRECTORS

Election Procedures; Term of Office

The Board of Directors currently consists of ten directors. In accordance with the Company’s Amended and Restated Bylaws, members of the Board of Directors are elected annually. The Corporate Governance and Nominating Committee has recommended to the Board, and the Board has approved the nomination of James S. D’Agostino, Jr., G. Walter Christopherson, Charles W. Jenness, J. Bryan King, Walter M. Mischer, Jr., Edwin E. Smith, Eugene H. Vaughan, David E. Warden, Steven A. Webster and Randa Duncan Williams to each serve until the next annual meeting of the Company’s shareholders and thereafter until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

The ten nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled by a majority vote of the remaining directors, even if the remaining directors constitute less than a quorum of the full Board of Directors. A director appointed by the Board to fill a vacancy will be appointed to serve until the next annual meeting of shareholders.

Nominees for Election

The following table sets forth the name, age and positions with the Company and Encore Bank, N.A. (“Encore Bank”) and its subsidiaries for each nominee for election as a director of the Company:

Name	Age	Positions with the Company and Encore Bank
G. Walter Christopherson	56	Director of the Company and Encore Bank; Director and Executive Vice President of Linscomb & Williams, Inc.

James S. D’Agostino, Jr.	61	Chairman, President and Chief Executive Officer of the Company and Encore Bank

Charles W. Jenness	68	Director of the Company; Director and Chairman of the Executive Committee of Encore Bank

J. Bryan King	37	Director of the Company and Encore Bank

Walter M. Mischer, Jr.	57	Director of the Company and Encore Bank

Edwin E. Smith	76	Director of the Company and Encore Bank

Eugene H. Vaughan	74	Director of the Company and Encore Bank

David E. Warden	58	Director of the Company and Encore Bank

Steven A. Webster	56	Director of the Company and Encore Bank

Randa Duncan Williams	46	Director of the Company and Encore Bank

G. Walter Christopherson. Mr. Christopherson has been a director of the Company since April 2006 and a director of Encore Bank since August 2005. He has been with Linscomb & Williams since 1982, and currently serves as a director, Executive Vice President and member of the Investment Committee. Prior to that, he served as a tax supervisor at an international accounting firm where he authored the Investment and Income Tax Sections for the firm’s personal financial planning course. Subsequently, he served as senior financial planner for a regional brokerage firm. Mr. Christopherson has held memberships in the Phi Delta Phi Law Fraternity, State Bar of Texas, American Bar Association—Tax Section and Texas Society of Certified Public Accountants. He is a director of The Krist Samaritan Center and past President of its board. He received his B.A. from DePauw University, his M.A.R. from Yale University and his J.D. from the University of Kentucky.

James S. D’Agostino, Jr. Mr. D’Agostino founded the Company in March 2000 and has been Chairman of the Board of Encore Bank since November 1999. He is currently Chairman of the Board of the Company and all subsidiaries and President and Chief Executive Officer of the Company and Encore Bank. Mr. D’Agostino has served as a director of Basic Energy Services, Inc., an energy services company listed on the New York Stock Exchange, since 2004 and currently serves on its compensation and audit committees. From 1986 until 1999, he worked for American General Corporation in Houston, where he held the offices of Vice Chairman and Group Executive—Consumer Finance of American General Financial Group from 1998 until 1999, and President, Member of Office of Chairman and Director from 1997 until 1998. Prior to that, he was the Chairman, President and CEO of American General Life and Accident Insurance Company in Nashville, Tennessee from 1993 until 1997. From 1976 until 1986, he worked for Citigroup, where he established the first private banking office for Citibank outside of New York. Prior to that, he worked for Chase Manhattan Bank from 1974 until 1976 and Fidelity Union Trust Company from 1968 until 1974. Mr. D’Agostino holds a B.S. in economics from Villanova University and a J.D. from Seton Hall University School of Law, and has completed the Advanced Management Program at Harvard Business School.

Charles W. Jenness. Mr. Jenness has been a director of the Company since September 2000 and a director of Encore Bank since November 1986. He has been employed by Encore Bank as Chairman of the Executive Committee since 2002. In 1989, he founded the Jenness Corporation, an investment firm, where he is currently the Chairman and CEO. Mr. Jenness has been Vice Chairman/Director of Coventry Investments Group since 1991. Since 1997, he has served as a corporate advisor for financial short-and long-range planning to Buffalo Marine Service, Inc. From 1989 to 1991, he was a partner in Centeq Companies, which ultimately became Camden Property Trust. Mr. Jenness served as Chairman of Allied Fairbanks Bank, Houston, Texas, from 1980 to 1989, founder and Chairman of the Board of Superior Derrick Services and past Chairman of Giddings Bancshares, Inc., Giddings, Texas. Mr. Jenness is a prior member and Chairman of the Texas Water Development Board and served under Texas Governors Mark White, Bill Clements, Ann Richards and George W. Bush. Mr. Jenness holds a B.S. from Indiana University in Bloomington, Indiana.

J. Bryan King. Mr. King has been a director of the Company since September 2000 and of Encore Bank since November 2000. In 1993, he began his investment career with Luther King Capital Management. Mr. King currently serves as a Partner and Portfolio Manager for Luther King Capital Management where he is the Managing Partner of LKCM Private Discipline, L.P. and LKCM Capital Group, the alternative asset discipline at LKCM. He is a partner of Bryan King and Mason King Livestock Partnership. Mr. King serves as Chairman or Managing Partner for LKCM Radio Group, Rawson L.P., BTWW Retail Group, as a director of Heads Up Technologies, and as a director and advisor for several other public and private businesses, as well as the Tarrant County Boys and Girls Club, Star Foundation/Children’s Scholarship Fund and Fort Worth Zoo. He is actively involved with his alma maters: Princeton University, Texas Christian University and Harvard Business School. He is a Chartered Financial Analyst.

Walter M. Mischer, Jr. Mr. Mischer has been a director of the Company since September 2000 and of Encore Bank since November 2000. He currently serves as President of Mischer Healthcare Services. He co-founded Belmont Village Assisted Living, a seniors’ housing company, and RediClinic, L.L.C. He has been Managing Partner of Mischer Investments, L.P., a mixed-use real estate development company, for the past 25 years. His experience includes the construction or development of projects containing an aggregate of 18 million square feet of office space. During the past ten years, he has guided the strategic planning and development of healthcare facilities with an aggregate value of more than $580 million. Mr. Mischer is the past Chairman and CEO of Hermann Hospital and past Chairman of the Houston Branch of The Federal Reserve Bank, has served as Vice Chairman of the Texas Turnpike Authority and is presently on the board of directors of the Greater Houston Partnership. He received his B.B.A. in finance from the University of Texas.

Edwin E. Smith. Mr. Smith has been a director of the Company since September 2000 and of Encore Bank since November 2000. He is currently retired. Mr. Smith is currently a director and member of the audit committee of Enterprise GP Holdings L.P., which is publicly traded on the New York Stock Exchange. From 1989 to 1990, he served as Executive Vice President of Med Center Bank, where he was the Senior Commercial Lender and administered the commercial loan portfolio. Prior to that, he was Executive Vice President for First Interstate Bank (and Allied Bank of Texas prior to it being acquired by First Interstate Bancshares) from 1966 to 1989, where he was Senior Commercial Lender for Allied Bank and served as a member of the bank’s senior loan approval committee. From 1959 to 1966, Mr. Smith was a State Bank Examiner for the Texas Department of Banking.

Eugene H. Vaughan. Mr. Vaughan has been a director of the Company since September 2000 and of Encore Bank since November 2000. He is founding Chairman of Vaughan Nelson Investment Management, L.P., which is an investment management firm that originated in Houston in 1970. Mr. Vaughan was also the founding Chairman and Governor of the Association for Investment Management and Research (now the CFA Institute) a past Chairman of the Institute of Chartered Financial Analysts and a past Chairman of the Financial Analysts Federation. Mr. Vaughan has been a Trustee of Vanderbilt University, Nashville since 1972. He is Founding Chairman of the Center for Houston’s Future. He is also Chairman of Dreyfus—Founders Mutual Fund Group, Denver. Mr. Vaughan holds a B.A. from Vanderbilt University and an M.B.A. from Harvard Business School.

David E. Warden. Mr. Warden has been a director of the Company since September 2000 and of Encore Bank since November 2000. He is a founding partner of Yetter & Warden, L.L.P., a Houston-based law firm. He was admitted to the Texas State Bar in 1982 and is licensed to practice in all Texas state courts, the U.S. District Court of Texas (Southern & Western District), the U.S. Fifth Circuit Court of Appeals, the Federal Circuit Court of Appeals and the U.S. Supreme Court. He was formerly a partner at Baker Botts, L.L.P., Houston. He is currently a member of the State Bar of Texas, the Houston Bar Association and the International Bar Association. Mr. Warden is Board Certified with the Texas Board of Legal Specialization, Civil Trial Law, and has been admitted to practice before the U.S. Patent & Trademark Office. He received a Bachelor degree and Master degree in engineering from Purdue University and a J.D. from the University of Virginia School of Law.

Steven A. Webster. Mr. Webster has been a director of the Company since September 2000 and of Encore Bank since November 2000. He is a founder, President and Managing Partner of Avista Capital Partners, a private equity investment business specializing in energy, healthcare and media. He is also Chairman of Carrizo Oil and Gas, Inc., a domestic oil and gas exploration company listed on the NASDAQ Global Select Market, Basic Energy Services, an energy services company listed on the New York Stock Exchange, and Solitario Resources, a precious metals exploration company listed on the American Stock Exchange. Mr. Webster serves as a Trust Manager of Camden Property Trust listed on the New York Stock Exchange, and a director of Grey Wolf, Inc. listed on the American Stock Exchange, SEACOR Holdings Inc. listed on the New York Stock Exchange, Geokinetics, Inc. listed on the American Stock Exchange, Pinnacle Gas Resources, Inc. listed on the NASDAQ Global Market, Hercules Offshore listed on the NASDAQ Global Select Market and various privately-held companies. From 2000 to 2005, Mr. Webster was Chairman of Global Energy Partners, a private equity investment business affiliated with Credit Suisse First Boston Private Equity. From 1998 to 1999, Mr. Webster was President and CEO of R&B Falcon Corporation, an offshore drilling contractor. Mr. Webster was the founder of Falcon Drilling Company, where he was Chairman and CEO from 1988 to 1997. Since 1985, Mr. Webster has served as Managing General Partner of Cerrito Partners, a private equity investment partnership.

In 1978, Mr. Webster was a co-founder of Jones, Loyd & Webster, Inc., an investment banking firm specializing in the energy industry. Mr. Webster serves on the Dean’s Advisory Board of Purdue’s Krannert School. He holds a B.S.I.M. from Purdue University and an M.B.A. from Harvard Business School.

Randa Duncan Williams. Ms. Williams has been a director of the Company and Encore Bank since April 2006. She is President and CEO of EPCO, Inc., the majority owner of Enterprise Products Partners L.P. listed on the New York Stock Exchange. She is also President of DLD Family Investments LLC, a family asset management company. Ms. Williams is the Secretary and a director of the Albert and Margaret Alkek Foundation. She has been a member of the Board of Trustees of the Houston Museum of Natural Science since 1995 and previously served as its Chairman. She serves on the Development Board of the University of Texas Health Science Center, the Board of Visitors of MD Anderson Cancer Center and on the Board of Trustees of the Manned Space Flight Education Foundation and of the River Oaks Baptist School. Previously, Ms. Williams practiced law with Butler & Binion, L.L.P. and Brown Sims, P.C. She received her B.A. from Rice University and her J.D. from the University of Houston Law Center.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the executive officers of the Company who are not also directors:

Name	Age	Positions with the Company and Encore Bank
L. Anderson Creel	60	Executive Vice President, Chief Financial Officer and Treasurer of the Company and Encore Bank

Robert D. Mrlik	49	Executive Vice President of the Company; Executive Vice President—Houston Banking of Encore Bank

Thomas N. Ray	50	Executive Vice President of the Company; Executive Vice President—Florida Banking of Encore Bank

J. Harold Williams	55	Executive Vice President of the Company and of Linscomb & Williams, Inc.

L. Anderson Creel. Mr. Creel is an Executive Vice President, Chief Financial Officer and Treasurer of the Company and Encore Bank and has been with the organization since April 2000. He also serves as a director of Linscomb & Williams and Town & Country. Mr. Creel has 30 years of banking experience, including eight years as Chief Financial Officer of Prime Bancshares, Inc., a publicly traded bank holding company, and previous financial positions with Founders Bank and Trust, First City National Bank, MCorp and United Savings Association. Mr. Creel received his B.S. in accounting from Louisiana Tech University, attended the Banking School of the South at Louisiana State University and is a Certified Public Accountant.

Robert D. Mrlik. Mr. Mrlik is an Executive Vice President of the Company and Executive Vice President–Houston Banking of Encore Bank. He has been with the organization since July 2002. From 1989 until 2002, he worked for American General Corporation in Houston, where he was Senior Vice President–Administration and Chief Procurement Officer. During his career at American General, he held senior management positions in the company with responsibility for investor relations and corporate and media relations activities. Prior to that, he worked for various financial institutions including Swiss Bank Corporation, Bank of Nova Scotia, MBank and Crocker National Bank. Mr. Mrlik holds a B.A. from Tulane University.

Thomas N. Ray. Mr. Ray is an Executive Vice President of the Company and Executive Vice President–Florida Banking of Encore Bank. He has been with the organization since September 2004. Mr. Ray was previously President of Orion Bank in Florida and has 27 years of experience in the banking industry, during which time he held senior executive and lending positions with First Union (Wachovia), Barnett Bank of SW Florida and First Florida Bank. Mr. Ray holds a B.A. in business administration and finance from Florida State University and an M.B.A. from the University of South Florida.

J. Harold Williams. Mr. Williams is an Executive Vice President of the Company and has been with the organization since August 2005. Mr. Williams is a director and Executive Vice President of Linscomb & Williams. Mr. Williams is also responsible for the management of the Encore Trust division of Encore Bank. He has been with Linscomb & Williams since 1976. Prior to that, Mr. Williams practiced accounting with J.K. Lasser & Co., CPAs. He received a B.B.A. from the University of Houston and holds the designation of Certified Public Accountant and is a Certified Financial Planner. Mr. Williams is not related to Randa Duncan Williams.

Each executive officer of the Company is elected by the Board of Directors of the Company and holds office until his successor is duly elected and qualified or until his or her earlier death, resignation or removal.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors of the Company held seven meetings during 2007. No director attended less than 75% of the aggregate of the (1) total number of meetings of the Board and (2) total number of meetings held by committees on which he or she served, other than Randa Duncan Williams.

Committees of the Board of Directors

The Company’s Board of Directors has three committees, the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, each of which is described below.

Audit Committee. The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the Company’s financial reports and other financial information provided to shareholders and others, the Company’s internal controls and audit, accounting and financial reporting processes generally. The Audit Committee reports to the board of directors concerning these matters. In addition, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the Company’s quarterly financial results and the quarterly financial statements prior to the filing of the Company’s Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K. The Audit Committee operates pursuant to a written charter which is available on the Company’s website at www.encorebank.com under the Investor Relations page.

The duties of the Audit Committee include, among other things:

•	appointing, evaluating the qualifications and independence of and determining the compensation of the Company’s independent auditors;

•	reviewing and approving the scope of the Company’s annual audit, the audit fee and financial statements;

•	reviewing disclosure controls and procedures, internal control over financial reporting, the internal audit function and corporate policies with respect to financial information;

•	reviewing critical accounting policies, any significant changes in accounting principles, policies, controls and procedures and the quality and appropriateness of the Company’s accounting principles;

•	reviewing other risks that may have a significant impact on the Company’s financial statements;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters; and

•	evaluating the performance of the Audit Committee and the adequacy of the Audit Committee charter annually.

The Audit Committee is comprised of David E. Warden (Chairman), J. Bryan King and Edwin E. Smith, each of whom the board has determined is an independent director in accordance with the NASDAQ Global Market listing standards and Section 10A of the Securities Exchange Act of 1934. The board has also determined that Mr. King qualifies as an “audit committee financial expert” as that term is defined under the rules of the SEC, and that each member of the Audit Committee is able to read and understand fundamental financial statements and has substantial business experience and a level of experience and knowledge necessary to meet the requisite “financial sophistication” qualifications under the rules of the NASDAQ Global Market. Accordingly, the board has determined that the directors who serve on the Audit Committee have sufficient knowledge and experience to fulfill the duties and obligations of the Audit Committee. The Audit Committee held four meetings during 2007.

Compensation Committee. The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to the compensation of the Chief Executive Officer and other named executive officers and certain other officers of Encore Bank and its subsidiaries, and is responsible for establishing policies dealing with various compensation and employee benefit matters. The Compensation Committee operates pursuant to a written charter which is available on the Company’s website at www.encorebank.com under the Investor Relations page.

The duties of the Compensation Committee include, among other things:

•

evaluating the performance of the Chief Executive Officer and, with the guidance of the Chief Executive Officer, the performance of the Company’s other named executive officers and the executive officers of Encore Bank and its subsidiaries;

•

overseeing the administration of the Company’s employee benefit and incentive plans, policies and programs, including the 2000 Stock Incentive Plan, and making recommendations to the Board of Directors as to options and awards to eligible participants under the plan;

•	reviewing and approving, as appropriate, employment and/or change in control agreements, including any contractual commitments or agreements with employees;

•

evaluating, reviewing and discussing the Compensation Discussion and Analysis (CD&A) with management and determining whether to recommend to the board of directors to include the CD&A in the Company’s annual proxy statement;

•	preparing the Compensation Committee Report to be included or incorporated by reference in the Company’s annual proxy statement or annual report on Form 10-K; and

•	performing annual evaluations of the performance of the Compensation Committee and the adequacy of the Compensation Committee charter.

The Compensation Committee consists of Walter M. Mischer, Jr. (Chairman), J. Bryan King, Eugene H. Vaughan and Randa Duncan Williams, each of whom the board has determined is an independent director in accordance with the NASDAQ Global Market listing standards. The Compensation Committee held two meetings during 2007 to review such compensation and employee benefit matters.

Corporate Governance and Nominating Committee. The primary purpose of the Corporate Governance and Nominating Committee is to assist the board of directors in identifying qualified individuals to become directors and to maintain and update the Company’s various corporate governance guidelines and policies as necessary. The Corporate Governance and Nominating Committee operates pursuant to a written charter which is available on the Company’s website at www.encorebank.com under the Investor Relations page.

The duties of the Corporate Governance and Nominating Committee include, among other things:

•	recommending to the board the slate of director nominees for election at the annual meeting of shareholders;

•	establishing criteria for selecting new directors;

•	assisting the board in making a determination of each outside director’s “independence” in accordance with the NASDAQ Global Market listing standards;

•	reviewing the backgrounds and qualifications of possible candidates for director positions;

•	formulating and recommending to the Board of Directors for adoption a policy regarding the consideration of nominees proposed by shareholders for election to the Company’s Board of Directors;

•

adopting procedures regarding the submission of shareholder nomination requests to the Corporate Governance and Nominating Committee, including requirements related to the timing, manner, form and substance of such recommendations;

•

formulating and overseeing procedures to facilitate shareholder communications with the Board of Directors, including requirements related to the timing, manner, substance, collection and response to such communications;

•	reviewing and recommending policies applicable to the board;

•	regularly reviewing issues and developments related to corporate governance and recommending corporate governance standards to the board;

•	soliciting input from the directors and, on an annual basis, conducting a review of the effectiveness of the operation of the board and its committees; and

•	performing annual evaluations of the performance of the Corporate Governance and Nominating Committee and the adequacy of the Corporate Governance and Nominating Committee charter.

The members of the Corporate Governance and Nominating Committee consist of Steven A. Webster (Chairman), Walter M. Mischer, Jr., David E. Warden and Randa Duncan Williams, each of whom the board has determined is an independent director in accordance with the NASDAQ Global Market listing standards The Corporate Governance and Nominating Committee held one meeting in 2007.

The Corporate Governance Guidelines are available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.encorebank.com.

Director Nominations Process

The Corporate Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the Board of Directors. The Corporate Governance and Nominating Committee also considers director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors and meet the criteria for nominees considered by the committee. The Corporate Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance and Nominating Committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, the Corporate Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below in the paragraph titled “Procedures to be Followed by Shareholders.”

Criteria for Director Nominees.

The Corporate Governance and Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. The Corporate Governance and Nominating Committee considers the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Corporate Governance and Nominating Committee deems relevant, including age, size of the Board of Directors and regulatory disclosure obligations.

The Corporate Governance and Nominating Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board at the time. The Corporate Governance and Nominating Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the regulations of the Securities and Exchange Commission.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Corporate Governance and Nominating Committee considers and reviews an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Director Nominees.

Pursuant to the Corporate Governance and Nominating Committee Charter as approved by the Board of Directors, the Corporate Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process that the Corporate Governance and Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is set forth below.

Identification. For purposes of identifying nominees for the Board of Directors, the Corporate Governance and Nominating Committee will rely on personal contacts of the members of the Board of Directors as well as their knowledge of members of Encore Bank’s local communities. The Corporate Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below in the paragraph titled “Procedures to be Followed by Shareholders.” The Corporate Governance and Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation. In evaluating potential nominees, the Corporate Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Corporate Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Procedures to be Followed by Shareholders.

Any shareholder of the Company may recommend to the Corporate Governance and Nominating Committee one or more persons as a nominee for election as a director of the Company at an annual meeting of shareholders if the shareholder complies with the prior notice and information provisions contained in the Company’s Amended and Restated Bylaws. Currently, in order for a director nomination to be timely, a shareholder’s notice to the Company must be received at the Company’s offices not less than 120 days in advance of the first anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. To submit a nomination of a director candidate, a shareholder must submit the following information in writing, addressed to the Chairman of the Corporate Governance and Nominating Committee, care of the Corporate Secretary, at the Company’s main office:

•	The name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•

A representation that the shareholder is a holder of record of stock of the Company entitled to vote at the annual meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

If applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

•

Such other information regarding each nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor regulation thereto (including such person’s notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected).

A nomination of any person not made in compliance with the foregoing procedures shall not be eligible to be voted upon by the shareholders at the meeting.

If the Corporate Governance and Nominating Committee receives a director nomination from a shareholder or group of shareholders who (individually or in the aggregate) beneficially owned greater than 5% of the Company’s outstanding Common Stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the candidate and shareholder or group of shareholders recommending the candidate and will disclose in its proxy statement whether the Corporate Governance and Nominating Committee chose to nominate the candidate, as well as certain other information.

Shareholder Communications with Directors; Director Attendance at Annual Meeting

The Board of Directors will give appropriate attention to written communications received from shareholders, and will respond if and as appropriate. Shareholders or other interested parties can contact any director or committee of the Board of Directors by writing to them in care of Rhonda L. Carroll, Corporate Secretary, Encore Bancshares, Inc., Nine Greenway Plaza, Suite 1000, Houston, Texas 77046. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will generally be referred to the Corporate Governance and Nominating Committee.

In addition, the Board of Directors encourages directors to attend the annual meeting of shareholders. Eight of the Company’s directors attended the Company’s 2007 annual meeting of shareholders held on April 26, 2007.

Code of Ethics

The Company’s Board of Directors has adopted a Code of Ethics that applies to all directors, officers and employees, including the Company’s Chairman, President and Chief Executive Officer and senior financial officers. The Code of Ethics is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.encorebank.com.

Director Independence

During the review by the Company’s Board of Directors of director independence, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Party Transactions” below. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that the following directors are independent directors under the listing standards of the NASDAQ Global Market: J. Bryan King, Walter M. Mischer, Jr., Edwin E. Smith, Eugene H. Vaughan, David E. Warden, Steven A. Webster and Randa Duncan Williams. Messrs. D’Agostino, Christopherson and Jenness are not independent because of their positions with the Company or one of its subsidiaries.

The independent directors of the Company intend to hold executive sessions from time to time at the conclusion of regular meetings of the Board of Directors without the Chief Executive Officer or any other member of management present. Walter M. Mischer, Jr. serves as the Company’s lead director and presides at all of these executive sessions. Subsequent to the Company’s initial public offering in July 2007, the independent directors held one executive session.

DIRECTOR COMPENSATION

During 2007, each non-employee director of the Company received a fee of $1,000 for each meeting of the Company’s Board of Directors attended. In addition, members of each committee of the Company’s Board of Directors received $500 for each meeting attended, and the Chairman of each committee received a fee of $1,000 for each meeting attended. The Company reimburses directors for travel expenses incurred in connection with attending board, committee and shareholder meetings and for other business-related expenses.

All of the members of the Company’s Board of Directors are also members of the Board of Directors of Encore Bank and each non-employee director of Encore Bank received a fee of $2,000 for each meeting of the Board attended. Encore Bank does not have any committees comprised of outside directors. Messrs. Christopherson, D’Agostino and Jenness are employed by the Company and do not receive any compensation for their service on the Board of Directors. Further, in connection with the acquisition of Linscomb & Williams, the Company entered into an employment agreement with G. Walter Christopherson, who serves as an Executive Vice President of Linscomb & Williams.

In addition to the director fees listed above, the Compensation Committee recommended, and the Board of Directors approved, an award of 2,500 shares of restricted stock to each non-employee director of the Company. The restricted stock awards were granted on March 30, 2007 pursuant to the Company’s 2000 Stock Incentive Plan. The forfeiture restrictions with respect to the restricted stock awards will lapse on March 30, 2010.

The following table contains information concerning the compensation of the directors of the Company for the fiscal year ended December 31, 2007:

Director Compensation for the Fiscal Year Ended December 31, 2007

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Total
J. Bryan King	$23,000	$37,568	$693	$61,261
Walter M. Mischer, Jr.	17,500	37,568	693	55,761
Edwin E. Smith	22,000	37,568	693	60,261
Eugene H. Vaughan	16,000	37,568	693	54,261
David E. Warden	24,500	37,568	693	62,761
Steven A. Webster	18,000	37,568	693	56,261
Randa Duncan Williams	12,000	9,438	—	21,438

(1)	For the year ended December 31, 2007, no director received compensation in the form of perquisites or personal benefits. Includes $14,000, $10,000, $14,000, $10,000, $14,000, $12,000 and $8,000 in fees paid to each of Messrs. King, Mischer, Smith, Vaughan, Warden, Webster and Ms. Williams for service as a director of Encore Bank in 2007.

(2)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with Financial Accounting Standards Board Statement No. 123R of restricted stock awards granted pursuant to the 2000 Stock Incentive Plan and thus may include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in Note L to the consolidated financial statements included in the 2007 Annual Report on Form 10-K. During 2007, each of Messrs. King, Mischer, Smith, Vaughan, Warden, Webster, and Ms. Williams was awarded 2,500 shares of restricted stock with a full grant value of $37,750 based on an annual independent appraisal.

(3)	No stock options were granted to directors during 2007. The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with Statement No. 123R of stock options granted pursuant to the 2000 Stock Incentive Plan and includes amounts from options granted prior to 2007. Assumptions used in the calculation of these amounts are included in Note L to the consolidated financial statements included in the 2007 Annual Report on Form 10-K.

Indemnity Agreements

The Company has entered into indemnity agreements with each of its directors, and Encore Bank has entered into indemnification agreements with each director of Encore Bank. The indemnity agreements provide for indemnification against certain costs incurred by each director, including the advancement of reasonable expenses, made or threatened to be made a party to a proceeding because of his or her official capacity as a director, officer or employee of the Company or Encore Bank, as the case may be. Indemnification is not provided for willful or intentional misconduct in the performance of indemnitee’s duties to the Company or Encore Bank. The indemnification agreements provide for indemnification to the fullest extent permitted by Texas law, subject to the rules of the Federal Deposit Insurance Corporation that may prohibit or limit an indemnification payment to an institution-affiliated party under certain circumstances.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. Walter M. Mischer, Jr. (Chairman), J. Bryan King, Eugene H. Vaughan and Randa Duncan Williams, each of whom the Board of Directors has determined to be an independent director, as defined in the NASDAQ Global Market listing standards, serve on the Compensation Committee. This discussion and analysis describes the components of the Company’s compensation program for its named executive officers and describes the basis on which the 2007 compensation determinations were made by the Compensation Committee with respect to the Chief Executive Officer, Chief Financial Officer and the other named executive officers of the Company and the executive officers of its subsidiaries.

Overview of Compensation Policies and Objectives

The Company’s intent regarding compensation of executive officers is to provide salary levels and incentive compensation opportunities that (1) are competitive within the market in which positions are located, (2) attract and retain individuals of outstanding ability in these key positions and (3) are designed to align the executives’ incentives with the Company’s short- and long-term goals, including strong pay-for-performance recognition for both individual performance and Company performance relative to the performance of other companies of comparable size, complexity and quality. In addition, the Compensation Committee considers the anticipated tax treatment of the Company’s executive compensation program.

Role of Executives and Board in Establishing Compensation

The Compensation Committee analyzes and makes all final decisions with respect to compensation of the named executive officers and reviews the compensation of the executive officers of the Company’s subsidiaries. The Chief Executive Officer provides input regarding the performance of the other named executive officers of the Company and makes recommendations to the Compensation Committee for compensation amounts payable to the executive officers of its subsidiaries, including the other named executive officers. The Chief Executive Officer is not involved with any aspect of determining his own pay. The Compensation Committee recommends all stock awards and option grants for the named executive officers to the full Board of Directors, which approves all restricted stock to be awarded and all options to be granted under the 2000 Stock Incentive Plan. The Compensation Committee, based on input from discussions with other persons and advisors as it deems appropriate, reviews the performance and compensation of the Chief Executive Officer and determines his level of compensation.

Administration of Executive Compensation

In reviewing the 2007 compensation of each of the Company’s named executive officers, the Compensation Committee reviewed all components of their respective compensation, including base salary, short-term incentive bonus, long-term equity incentive compensation and the projected payout obligations that may be owed in certain circumstances under any existing employment or change in control agreement. In addition, the Compensation Committee reviewed each executive officer’s compensation history and comparative performance information.

Selection of Elements to Provide Competitive Levels of Compensation

The Compensation Committee generally attempts to provide the Company’s named executives with a total compensation package that is competitive with those of its peers, which it considers to be the parent companies of community banks based in Texas and Florida. The Company’s peer group for 2007 consisted of the following companies:

•	Sterling Bancshares, Inc. (Texas)

•	Prosperity Bancshares, Inc. (Texas)

•	Texas Capital Bancshares, Inc. (Texas)

•	TIB Financial Corp (Florida)

•	Bank of Florida Corporation (Florida)

During 2007, the Compensation Committee determined a level of compensation which it believes to be competitive for each executive based on information drawn from a variety of sources, including proxy statements of the peer group companies and surveys of community banking organizations. This review was used by the Compensation Committee in establishing 2007 executive base salaries and long-term equity incentive plan awards. While the targeted aggregate value of an executive’s compensation package may be competitive, its actual value may exceed or fall below market average levels depending on performance, as discussed below.

Elements of Compensation

During 2007, the executive compensation program for the Company’s named executive officers and other senior executives included five principal elements that, taken together, constitute a flexible and balanced method of establishing total compensation. These elements are:

•	base salary;

•	short-term incentive bonuses;

•	long-term equity based incentive awards;

•	401(k) plan; and

•	employee benefit plans provided to all full-time employees.

Generally, the combination of the short-term incentive bonus and the long-term equity based incentive award opportunity has been set within a range of 20% to 50% of the named executive officer’s base salary. Other than these incentive awards, the compensation program for the Company’s named executive officers during 2007 included only very limited perquisites not offered to employees generally.

Base Salary

Base salaries provide executive officers with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. The Compensation Committee establishes base salary levels for each executive officer by comparison with competitive salary levels for the similar executive officer job functions at the bank holding companies in Texas and Florida as previously discussed. Base salaries are determined by the position’s scope and responsibilities, the executive’s general performance level and the relative salaries of peers and other members of the executive team. The Company’s base salaries approximate the median level of the competitive rates discussed above and are adjusted based on factors such as individual experience, individual performance, individual potential, cost of living considerations and specific issues particular to the Company, as well as the Compensation Committee’s subjective judgment.

The Compensation Committee monitors the base salary levels and the various incentives of the Company’s named executive officers to ensure that overall compensation is consistent with its objectives and remains competitive within the area of the Company’s operations. In setting the goals and measuring an executive’s performance against those goals, the performance of competitors and general economic and market conditions are considered.

Short-Term Incentive Bonus

The purpose of the short-term incentive bonus is to provide motivation toward, and reward the accomplishment of, business unit and corporate annual objectives and to provide a competitive compensation package that will attract, reward and retain individuals of the highest quality.

When determining the amount of the short-term incentive bonus to be made for services provided during 2007, the Compensation Committee used the target award percentages and award weightings set forth in the Company’s Performance Incentive Plan (PIP), which was adopted by the Board of Directors in March 2008, applied to performance measures established before adoption of the PIP. The PIP provides for a target award (set as a percentage of an officer’s base salary) comprised of a short-term component and a long-term component, each assigned a separate weight which aggregate 100% of the target award. The PIP, the target award percentages and award payments are described in more detail under “Performance Incentive Plans.” In setting the performance measures for 2007 and evaluating an executive’s performance against those measures, the performance of competitors and general economic and market conditions were considered. None of the factors included in these performance measures are assigned a specific weight. Instead, the Compensation Committee recognizes that the relative importance of these factors may change in order to adapt the Company’s operations to specific business challenges and to reflect changing economic and marketplace conditions.

For 2007, the performance measures for officers, other than the Chief Executive Officer, were not those established in the PIP, but rather were a combination of pre-established business and corporate objectives which also included criteria based upon the accomplishment of strategic objectives recommended by the Chief Executive Officer and deliberated upon and approved by the Compensation Committee. Mr. Creel’s short-term incentive bonus was discretionary in nature based largely on successful results of the Initial Public Offering and recommended to the Compensation Committee by the Chief Executive Officer. The short-term incentive bonus paid to each of Messrs. Mrlik and Ray was based on business unit and corporate profitability, which include loan and deposit production/growth and asset/credit quality, and personal objectives. Mr. Williams’ short-term incentive bonus parameters are established in his employment agreement.

More specifically, the short-term incentive bonuses for 2007 were based on the following measures for each of the named executive officers:

• James S. D’Agostino	– Declined to be considered for a discretionary short-term incentive bonus

• L. Anderson Creel	– Incentive was paid primarily based on personal objectives, including a successful Initial Public Offering

• Robert D. Mrlik	– 50% on business unit profitability, 50% on personal objectives

• Thomas N. Ray	– 50% on business unit profitability, 50% on personal objectives

• J. Harold Williams	– 100% on attainment of certain thresholds of annual performance of Linscomb & Williams, Inc. as provided for in employment agreement

The amount of short-term incentive bonuses for 2007 were determined based on the calculated total award percentage value under the PIP using the short-term incentive weighting as described in the Performance Incentive Plan Provisions table on page 20. For 2007, the following cash awards were paid:

• James S. D’Agostino	– Declined to be considered for a discretionary short-term incentive bonus

• L. Anderson Creel	– Discretionarily set by the Chief Executive Officer at $20,750

• Robert D. Mrlik	– 45% times 25% equals 11.25% of base salary or $26,578

• Thomas N. Ray	– 45% times 25% equals 11.25% of base salary or $23,625

• J. Harold Williams

–     Mr. Williams’ employment agreement sets specific pre-tax earnings criteria that must be achieved each year for Mr. Williams to receive his full bonus potential, which is approximately 25.9% of base salary. For 2007, Mr. Williams received a bonus of $70,000.

Long-Term Equity Based Incentive Compensation

The Company considers long-term equity incentive compensation to be critical to the alignment of executive compensation with shareholder value creation. Therefore, a market competitive long-term incentive component is an integral part of the overall executive compensation program. Long-term incentive compensation is used to focus management’s attention on the Company’s performance over a period of time longer than one year in recognition of the long-term horizons for return on investments and strategic decisions in the financial services industry. The program is designed to motivate management to assist the Company in achieving a high level of long-term performance and serves to link this portion of executive compensation to long-term shareholder value. The Compensation Committee generally attempts to provide the named executive officers with a total compensation package that is competitive and reflective of the performance achieved by the Company compared with its peers, and is typically weighted toward long-term incentives. Aggregate stock or option holdings of an individual executive have no bearing on the size of a performance award.

In January 2008, the Compensation Committee retained the services of an independent compensation consultant, Pearl Meyer & Partners, to assist the Compensation Committee in the assessment of its long-term incentive program and historic practices related to the grant of equity-based compensation. As a result of the benchmarking process discussed under “Benchmarking and Use of Peer Companies”, the review by the compensation consultant and earlier deliberations of the Compensation Committee, the Compensation Committee recommended and the Board concurred that a performance-based equity compensation program would directly tie to the long-term operating strategy of the Company. Accordingly, in March 2008, the Board of Directors adopted the Encore Bancshares, Inc. 2008 Stock Awards and Incentive Plan and the Performance Incentive Plan.

Stock Incentive Plans

The Company’s long-term equity incentive compensation awards currently are made pursuant to the Encore Bancshares, Inc. 2000 Stock Incentive Plan, as amended, which provides for grants of equity awards to employees, directors and other individuals. The 2000 Stock Incentive Plan, which was adopted by the Board and approved by the Company’s shareholders, permits the granting of any or all of the following types of awards: stock options, stock appreciation rights, restricted stock, performance awards and phantom stock. During 2007, the Board of Directors granted no stock options and awarded 75,450 shares of restricted stock, 6,250 shares of which were to the named executive officers, under the 2000 Stock Incentive Plan. The options granted and the restricted stock awarded under the 2000 Stock Incentive Plan were given as performance awards, as well as agreed, contractual and director compensation. Historic awards under the 2000 Stock Incentive Plan were based in part upon internal benchmarking and monitoring related practices among the Company’s peer industry. Prior to 2008, the Company’s long-term incentives were stock-based awards of stock options and restricted stock.

In March 2008, the Board of Directors adopted the Encore Bancshares, Inc. 2008 Stock Awards and Incentive Plan (2008 Plan) which provides for the issuance of 500,000 shares of Common Stock pursuant to the grant of stock options, stock appreciation rights, restricted stock awards, performance awards and phantom stock awards. The Board of Directors is soliciting shareholder approval of the 2008 Plan, which is described in and attached as Appendix A to this Proxy Statement, at the Meeting. The Company believes that its ability to retain and motivate current and future executive officers and other key employees is critical to its continued success. The Board of Directors recommended approval of the 2008 Plan because it believes that, as part of the Company’s long-term equity incentive compensation, the 2008 Plan will allow the Company to retain and motivate existing executive officers and key employees who the Company believes outperform employees who lack equity participation opportunities.

Performance Incentive Plan

The Encore Bancshares, Inc. Performance Incentive Plan was adopted by the Board of Directors in March 2008 and provides for the award of short-term cash incentive payments to approximately 200 individuals and long-term equity-based incentive awards to certain officers of the Company and its subsidiaries. Employee participation is based on the position, contribution level, the specific unit or branch and recommendations of the respective unit manager(s). The payment of the short-term incentive bonuses to the named executive officers and other officers for services performed in 2007 were based on the target award percentage and award payout weightings set forth in the PIP applied to performance measures established prior to adoption of the PIP.

The PIP is designed to motivate and recognize achievement of the named executive officers, members of management and other employees who participate in it. It is composed of quantitative business financial objectives and personal objectives which are established in the beginning of each plan year. There are eight separate business unit plans, the measures of which are linked to and affect the overall corporate financial objectives. Each business unit plan is developed annually in a formal process with the Chief Executive Officer and management of that business unit, memorialized into performance measures and consolidated into the PIP. The consolidated PIP is approved annually by the Chief Executive Officer, submitted to the Compensation Committee for approval and disseminated to the PIP participants. Performance results and objectives are then utilized after the end of the fiscal year to formulate the actual awards.

Upon submission of the results of the applicable performance measures from the previous year, the Compensation Committee evaluates performance for the period and retains discretion as to the effects of extraordinary circumstances, performance outcomes and also may make supplementary discretionary awards where and when merited. Awards under the PIP made to non-executive officers and other employees have monthly, quarterly and annual components while the awards granted to executive officers are made only on an annual basis.

For the Company’s named executive officers, the PIP provides for potential target award values which are expressed as a percent of the executive’s base salary. These target award values, after the performance determination, could result in payout of short-term cash incentive awards and long-term incentive awards, as described below. The 2008 target levels, award payout weightings and measures for each of the named executive officers are set forth in the following table:

Performance Incentive Plan Provisions

Named Executive Officer	Target Award (as a % of Base Salary)	Award Payout Weightings		Performance Measures (1)
		Short-Term Incentive	Long-Term Incentive
James S. D’Agostino	60%	20%	80%	Corporate profitability Return on Assets Net Interest Margin Efficiency Ratio Personal objectives

L. Anderson Creel	50%	25%	75%	Corporate profitability Return on Assets Net Interest Margin Efficiency Ratio Personal objectives

Robert D. Mrlik	50%	25%	75%	Business unit profitability Return on Assets Net Interest Margin Efficiency Ratio Personal objectives

Thomas N. Ray	50%	25%	75%	Business unit profitability Return on Assets Net Interest Margin Efficiency Ratio Personal objectives

J. Harold Williams (2)	Fixed	n/a	n/a	Pre-tax earnings schedule through 2009

(1)	Performance measures are equally weighted; profitability is a threshold measure.

(2)	Mr. Williams’ employment agreement sets out specific pre-tax earnings criteria that must be reached each year for his full bonus potential which is approximately 25.9% of his base pay.

Overall, the award payout weightings total to 100% of the target award. The target award for each executive can vary above or below the percentage of base salary shown above if such executive exceeds or only nearly achieves the set performance measures. As an example, the target short-term incentive payout, which will be paid in cash, for Mr. D’Agostino is 20% of the 60% target award, or 12% of base salary. The long-term incentive payment, which will be paid in performance awards, is 48% of base salary. Actual payments to Mr. D’Agostino will vary, either below the 60% level based upon not achieving the set performance measures or above the 60% level as a result of exceeding such measures.

Confidentiality of Performance Measures

Management and the Board believe that the specific measures associated with profitability and the specific metrics for its operating objectives are confidential. They are individualized and based upon either business unit performance and/or strategic objectives that could be misinterpreted as guidance, could cause competitive harm in carrying out its strategy and are sensitive. The Company also believes that the specific metrics are not material to understanding the operation of the short-term incentive bonuses or the PIP.

Difficulty of Achievement

The Company operates in a very competitive environment in all of its locations, competing in markets in populated and expanding urban centers where its clients have a vast array of retail banking opportunities and venues. Running a community bank profitably and growing its loans and deposit portfolio is a difficult task and the PIP is structured to recognize success and not just static performance. Historically, some units have performed well and others have had more of an operational challenge. The performance measures and target award values for 2007 and 2008 were not constructed to ensure an incentive payout, but to layer the overall financial performance objectives on each business unit and the performance outcomes expected of that location. The program and the underlying objectives of the PIP do not guarantee any payout and there is a strong likelihood that amounts below target awards may be earned in 2008. Performance measures in the operating units are based upon growth-related objectives (deposits and loans for example) and not static measures. These growth-related measures are linked to the Company’s overall financial measures described above. For non-executives, the Company provides sales and top performer bonuses that are common for retail banks. Under these incentive programs for non-executives, all bonuses are profit-contingent.

Benchmarking and Use of Peer Companies

Pearl Meyer & Partners, the compensation consultant retained by the Compensation Committee in January 2008 to assess the Company’s long-term incentive program, utilized a benchmarking process to review, among other things, the basic structure and related market values of a performance-based short-term and long-term compensation program.

The benchmarking and compensation evaluation process utilized to monitor the competitive market for the Company’s named executive officers consisted of surveys of the retail and community banking sector and peer company proxy data. This is not the same peer group that was used by the Compensation Committee in setting 2007 executive compensation. The Compensation Committee does not limit the evaluation process to data alone. It looks at individual performance, current salary levels and internal equity in weighing all the data. It monitors best practices from various sources such as the National Association of Corporate Directors (NACD), proxy data and various publications.

The peer group used in 2008 is comprised of bank holding companies that are of similar size and location to the demographics of the Company. Peer company selection is made on the basis of a combination of the following factors, the majority of which would apply in most instances:

•	banks with which the Company competes for talent;

•	small to mid-sized community banks operating in the Texas and Florida areas;

•	banks which analysts may track for performance against the Company;

•	banks that could or do experience similar market cycles as the Company;

•	banks that are of a similar size in deposits/assets to a fixed multiple of that of the Company; and

•	banks that are direct competitors for the client market and that fit most of the above categories.

The peer group benchmarking process does not always provide sufficient numbers of public community or regional banks of similar sizes to the Company, but the evaluation and benchmarking process utilized by the Compensation Committee’s independent consultant size-regresses this data to be comparable to that of the Company. The bank holding companies used as peer companies for the Company in determining the structure of a performance-based equity compensation program consist of:

Bank Holding Company	Assets as of Dec. 31, 2007	Headquarters
	(millions)
Bank of Florida Corporation	$1,310	Naples, FL
First Financial Bankshares, Inc.	$3,070	Abilene, TX
MetroCorp Bancshares, Inc.	$1,460	Houston, TX
PrivateBancorp, Inc.	$4,990	Chicago, IL
Prosperity Bancshares, Inc.	$6,372	Houston, TX
Seacoast Banking Corp	$2,420	Stuart, FL
Southside Bancshares, Inc.	$2,196	Tyler, TX
Sterling Bancshares, Inc.	$4,536	Houston, TX
Texas Capital Bancshares, Inc.	$4,287	Dallas, TX
TIB Financial Corp	$1,445	Naples, FL

Summary of Compensation Committee Actions in 2008

In January 2008, the Compensation Committee met regarding the engagement of an independent compensation consultant, Pearl Meyer & Partners, as well as to review other matters related to executive compensation. The Compensation Committee also met in March 2008 to review and approve the short-term incentive bonus payments for 2007, executive compensation for 2008, the Company’s Performance Incentive Plan and the Company’s 2008 Stock Awards and Incentive Plan, as well as to review other matters related to the Company’s compensation issues.

401(k) Plan

The Company does not provide retirement benefits to the named executive officers other than through its contributory profit sharing plan established pursuant to Internal Revenue Code Section 401(k) covering substantially all employees. Under the 401(k) Plan, the Company may make matching contributions in its discretion. Currently, the Company matches 100% of an employee’s contributions to the 401(k) Plan, including contributions by the named executive officers, up to 3% of base salary, not to exceed the annual IRS contribution limit, excluding catch up contributions.

Benefits upon a Change in Control Termination

In 2004, Messrs. D’Agostino, Creel, Mrlik and Ray each entered into a change in control agreement with the Company. Each of these agreements were amended and restated on July 16, 2007 to implement provisions required under Section 409A of the Internal Revenue Code of 1986, as amended. The agreements have a five-year duration and provide for, among other things, a payment to each named executive officer of the sum of two times such officer’s base salary plus two times the average of all bonus, profit sharing and other incentive payments received by him for the last two fiscal years to be made upon termination of employment following a change in control. Mr. Williams has an employment agreement with the Company which is effective through December 31, 2009, and contains the severance benefits described above. Both the change in control agreements and the employment agreement will automatically renew for subsequent one-year periods unless notice of termination is properly given by the Company or the officer. The Company believes these severance benefits are reasonable and not uncommon for persons in the offices and rendering the level of services performed by these individuals.

For information regarding the change in control benefits to the named executive officers based on a hypothetical termination date of December 31, 2007, see “Executive Compensation and Other Matters—Potential Payments upon Termination or Change in Control.”

Tax and Accounting Implications

Stock-Based Compensation. The Company accounts for stock-based compensation, including options and restricted stock awards granted pursuant to the 2000 Stock Incentive Plan, in accordance with the requirements of SFAS No. 123R, which the Company adopted effective January 1, 2006.

Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Company has no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit. The Compensation Committee will continue to monitor awards under the plans that may in the future be subject to this deductibility limitation and assess its impact.

Nonqualified Deferred Compensation. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the recipient is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. The Company believes it is operating in compliance with the current statutory provisions.

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (the “named executive officers”) for the fiscal years ended December 31, 2007 and 2006:

Summary Compensation Table for the Last Two Fiscal Years Ended December 31, 2007

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Total
James S. D’Agostino, Jr.	2007	$360,000	$—	$23,628	$—	$—	$383,628
Chief Executive Officer and President	2006	360,000	—	26,400	10,521	—	396,921

L. Anderson Creel	2007	206,250	20,750	30,915	1,155	—	259,070
Chief Financial Officer, Executive Vice President and Treasurer	2006	200,000	35,000	29,524	19,473	—	283,997

Robert D. Mrlik	2007	234,375	—	64,178	1,733	26,578	326,864
Executive Vice President	2006	225,000	—	89,390	45,341	62,500	422,231

Thomas N. Ray	2007	208,337	—	52,814	11,472	23,625	296,248
Executive Vice President	2006	200,004	—	52,860	13,774	50,000	316,638

J. Harold Williams	2007	270,000	—	3,469	—	70,000	343,469
Executive Vice President	2006	257,500	—	1,633	—	60,000	319,133

(1)	For the years ended December 31, 2007 and 2006, no named executive officer received compensation in the form of perquisites or personal benefits which, per named executive officer, were greater than $10,000 in the aggregate.

(2)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006 in accordance with Financial Accounting Standards Board Statement No. 123R of restricted stock awards granted pursuant to the 2000 Stock Incentive Plan and thus may include amounts from awards granted in and prior to 2007 and 2006. Assumptions used in the calculation of these amounts are included in Note L to the Company’s consolidated financial statements for the fiscal year ended December 31, 2007 included in the 2007 Annual Report on Form 10-K. During the year ended December 31, 2007, Messrs. Creel, Mrlik, Ray and Williams were awarded 1,500, 2,000, 2,000 and 750 shares of restricted stock, respectively, with a full grant value of $22,650, $30,200, $30,200 and $11,325, respectively, based on an annual independent appraisal. During the year ended December 31, 2006, Messrs. Creel, Mrlik, Ray and Williams were awarded 2,500, 2,500, 2,500 and 840 shares of restricted stock, respectively, with a full grant value of $32,400, $32,400, $32,400 and $10,886, respectively, based on an annual independent appraisal.

(3)	No stock options were granted to named executive officers during 2007 or 2006. The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006 in accordance with Statement No. 123R of stock options granted pursuant to the 2000 Stock Incentive Plan and includes amounts from options granted prior to 2007 and 2006. Assumptions used in the calculation of these amounts are included in Note L to the Company’s consolidated financial statements for the fiscal year ended December 31, 2007 included in the 2007 Annual Report on Form 10-K.

Employment Agreement

In connection with the Company’s acquisition of Linscomb & Williams, it entered into an employment agreement with J. Harold Williams effective as of September 1, 2005. The employment agreement was amended and restated on July 16, 2007 to implement provisions required under Section 409A of the Internal Revenue Code of 1986, as amended. The employment agreement expires on December 31, 2009, subject to automatic renewals for successive one-year periods until notice of termination is properly provided by Mr. Williams or the Company. The employment agreement provides for a minimum annual salary of $250,000, subject to annual review and adjustments at the discretion of the Company’s Board of Directors. The employment agreement also provides that Mr. Williams will be eligible for a bonus based on the annual performance of Linscomb & Williams. For further information about payments to be received by Mr. Williams upon termination or in connection with a change in control pursuant to his employment agreement, see “—Potential Payments Upon Termination or Change in Control.” None of the other named executive officers has an employment agreement with the Company.

Grants of Plan-Based Awards

The following table contains information concerning each grant of an award made to each named executive officer under the 2000 Stock Incentive Plan during the fiscal year ended December 31, 2007:

Grants of Plan-Based Awards Table for the Fiscal Year Ended December 31, 2007

Name	Grant date	Restricted stock awards: number of shares of stock (1)	Grant date fair value of stock awards (2)
James S. D’Agostino, Jr.	—	—	$—

L. Anderson Creel	3/30/2007	1,500	22,650

Robert D. Mrlik	3/30/2007	2,000	30,200

Thomas N. Ray	3/30/2007	2,000	30,200

J. Harold Williams	3/30/2007	750	11,325

(1)	Restricted stock awarded to each of the named executive officers listed above vests on the fifth anniversary of the date of grant.

(2)	Calculated in accordance with Statement No. 123R based on an annual independent appraisal.

Outstanding Equity Awards

The following table contains information concerning the unexercised options and restricted stock that has not vested for each named executive officer as of December 31, 2007:

Outstanding Equity Awards at 2007 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date (1)	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested (2)
	Exercisable	Unexercisable
James S. D’Agostino, Jr.	75,000 20,000 15,000	— — —	$8.00 9.00 12.00	1/2/2011 7/1/2012 6/1/2013	5,000 6,000 —	$99,950 119,940 —

L. Anderson Creel	13,000 13,500 10,000 8,000 10,000	— — — — —	8.00 9.00 9.00 12.00 12.00	1/2/2011 4/1/2012 7/1/2012 6/1/2013 2/1/2014	2,000 2,500 4,000 2,500 1,500	39,980 49,975 79,960 49,975 29,985

Robert D. Mrlik	35,000 35,000 15,000 — —	— — — — —	9.00 12.00 12.00 — —	6/1/2012 6/1/2013 2/1/2014 — —	2,500 3,000 5,000 2,500 2,000	49,975 59,970 99,950 49,975 39,980

Thomas N. Ray	10,000 —	— —	12.00 —	11/1/2014 —	20,000 2,500	399,800 49,975
	—	—	—	—	2,000	39,980

J. Harold Williams	—	—	—	—	840	16,792
	—	—	—	—	750	14,993

(1)	Options granted to each of the named executive officers listed above expire ten years from the date of the grant.

(2)	Determined using a value per share of the Company’s Common Stock of $19.99 as of December 31, 2007 based on the closing price on The NASDAQ Stock Market on December 31, 2007.

Option Exercises and Stock Vested

During the year ended December 31, 2007, no named executive officer of the Company exercised any stock options. The following table contains information concerning each vesting of restricted stock during the fiscal year ended December 31, 2007 for each named executive officer:

Stock Vested for the Fiscal Year Ended December 31, 2007

Stock Awards
Name	Number of shares acquired on vesting		Value realized on vesting (1)
James S. D’Agostino, Jr.	—		—
L. Anderson Creel	—		—
Robert D. Mrlik	30,000	(2)	$453,000
Thomas N. Ray.	—		—
J. Harold Williams	—		—

(1)	Represents the value based on an annual independent appraisal.

(2)	Represents restricted shares which vested on July 1, 2007.

Potential Payments Upon Termination or Change in Control

The Company considers the establishment and maintenance of a sound and vital management team to be essential to protecting and enhancing its best interests and those of its shareholders. In this regard, the Company recognizes that the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to its detriment and that of its shareholders. Accordingly, the Company’s Board of Directors has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including its named executive officers, to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control. Accordingly, the Company entered into change in control agreements with each of Messrs. D’Agostino, Creel and Mrlik on April 1, 2004 and with Mr. Ray on September 22, 2004. In connection with the Company’s acquisition of Linscomb & Williams, it entered into an employment agreement with Mr. Williams effective as of September 1, 2005 that contains change in control provisions. Each of these agreements were amended and restated on July 16, 2007 to implement provisions required under Section 409A of the Internal Revenue Code of 1986, as amended.

The table below reflects the amount of compensation payable to each of the named executive officers in the event such executive’s employment is terminated by the Company or its successor without cause or by the officer for good reason following a change in control. Mr. Williams’ employment agreement provides for change in control payments to be made if his employment is terminated as specified below within a period six months prior to, or two years after, the occurrence of a change in control. Upon a change in control, all outstanding stock options and restricted stock granted to each of the named executive officers pursuant to a stock option plan of the Company will become vested and immediately exercisable. The amounts shown below assume that the termination occurred on December 31, 2007, and a price per share of Common Stock equal to $19.99 based on a closing price on The NASDAQ Stock Market on December 31, 2007. These amounts are estimates of the amounts which would have been paid out to the named executive officer upon termination as of that date under the specified circumstances. The actual amounts to be paid out can only be determined at the time of such executive officer’s separation from the Company.

Name	Salary and Bonus (1)	Continuation of Benefits (2)	Acceleration and Continuation of Equity Awards (3)	Total Termination Benefits
James S. D’Agostino, Jr. (4)	$721,731	$28,302	$219,890	$969,923
L. Anderson Creel (4)	460,269	28,302	249,875	738,446
Robert D. Mrlik (4)	537,611	28,302	299,850	865,763
Thomas N. Ray (4)	514,751	25,143	489,755	1,029,649
J. Harold Williams	678,360	28,302	31,784	738,446

(1)	Reflects an amount equal to two times such named executive officer’s annual base salary as of December 31, 2007 plus an amount equal to two times the average of all bonus, profit sharing and other incentive payments made to the named executive officer in the two calendar years prior to the change in control.

(2)	Reflects the estimate of all future premiums which will be paid for two years from the date of termination for each life, health, accident, or disability benefit to which such named executive officer was entitled at the time of termination, using the premium rates in effect as of December 31, 2007.

(3)	Assumes a value per share of the Company’s Common Stock of $19.99 per share at December 31, 2007 based on the closing price on The NASDAQ Stock Market on December 31, 2007.

(4)	The payments to be made under the change in control agreements are subject to a limitation that the total amount of all payments to any executive that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code) shall be reduced so that no portion of such payments to such executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, other than in the circumstances specified in the change in control agreements.

If the Company terminates any named executive officer for cause or if such officer resigns, such named executive officer will receive only any accrued but unpaid base salary and vacation pay through the date of termination and any benefits or awards which pursuant to their terms have been earned or become payable. While each of the change in control agreements contains a post-employment confidentiality provision, none of Messrs. D’Agostino, Creel, Mrlik or Ray is bound by a post-employment non-competition provision. Mr. Williams’ employment agreement does contain post-employment confidentiality provisions and a one year non-competition provision if his employment is terminated by the Company other than for disability and not for cause and not related to a change in control or if terminated by Mr. Williams for good reason. The term of the non-competition period increases to two years if Mr. Williams’ employment is terminated for any other reason.

If the Company terminates Mr. Williams’ employment not for cause and not in connection with a change in control, Mr. Williams is entitled to receive his full base salary and accrued vacation pay through the remainder of the term of his employment agreement plus any benefits or awards which pursuant to their terms have been earned or become payable. He is also entitled to continued participation in all life, medical, dental and prescription drug insurance plans until the expiration of the term of the agreement or until he begins full-time employment with a new employer. If terminated under these circumstances as of December 31, 2007 and not employed before the expiration of the employment agreement, Mr. Williams would be entitled to receive a payment of $657,026 from the Company. For further information about the employment agreement with Mr. Williams, see “—Employment Agreement” following the Summary Compensation Table.

Pursuant to the employment agreement and change in control agreements described above, the terms change in control, good reason, and cause are defined as follows:

“Change in control” means the occurrence of any of the following events:

•

the Company is not the surviving entity in any merger, consolidation or other reorganization (or the Company survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary);

•	Encore Bank is merged or consolidated into, or otherwise acquired by, an entity other than a wholly-owned subsidiary of the Company;

•	the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity;

•	the Company is dissolved or liquidated;

•	any person, group or entity acquires or gains ownership or control of more than 50% of the Company’s outstanding shares; or

•	as a result of, or in connection with, a contested election of directors, the individuals who were the Company’s directors before the election cease to constitute a majority of the Board of Directors.

“Good reason” means the occurrence after a change in control of any of the events or conditions described below:

•

an adverse change in an executive’s position as in effect immediately prior to a change in control, including any adverse change in status or position as a result of a diminution in duties, a change in business location of more than 35 miles (50 miles in the case of Mr. Williams), the assignment of any duties or responsibilities which are inconsistent with such status or position(s) or a removal from or failure to reappointment or reelection to such position;

•

a reduction in the base salary as in effect immediately prior to a change in control for Messrs. D’Agostino, Creel, Mrlik or Ray or in the number of vacation days to which such executive is entitled under the Company’s vacation policy as in effect immediately prior to a change in control;

•

the taking of any action by the Company or its successor to (1) eliminate any material executive benefit plan in which the executive was participating at the time of a change in control, unless replaced with a plan providing substantially equivalent benefits, (2) reduce the awards under any executive benefit plan, program or practice in which the executive was participating at the time of a change in control or (3) fail to replicate any executive benefit plan that by its terms is time limited and is of a type that it has been the Company’s practice to replace with a similar plan from time to time that would diminish, other than by a de minimis amount, the aggregate projected value of an executive’s awards under any bonus, stock option or other management incentive plans in which such executive was participating at the time of a change in control;

•

the taking of any action by the Company that would diminish, other than by a de minimis amount, the aggregate value of the benefits provided to an executive under the Company’s medical, health, dental, accident, disability, life or other insurance, stock purchase or retirement plans in which such executive was participating at the time of a change in control;

•	the Company’s failure to obtain the assumption and acknowledgement of the change in control agreement from any successor or assign; or

•	any purported termination of the executive’s employment that is not effected pursuant to a notice of termination as required by the change in control agreement.

Termination for “cause” means termination upon any of the following events:

•

the willful and continued failure by the executive to perform his duties (other than as a result of incapacity due to physical or mental illness) after a demand for substantial performance is delivered to such executive by the Board of Directors, the Chairman or the President which specifically identifies the manner in which it is believed that the executive has not substantially performed his duties and a reasonable period of opportunity for such substantial performance is provided; or

•

the willful engagement by the executive in (1) illegal misconduct materially and demonstrably injurious to the Company in the case of Messrs. D’Agostino, Creel, Mrlik or Ray or (2) misconduct materially and demonstrably injurious to the Company or Linscomb & Williams in the case of Mr. Williams.

Notwithstanding the above, Messrs. D’Agostino, Creel, Mrlik and Ray will not be terminated for “cause” unless and until such executive has been delivered a copy of a resolution approved by at least three-fourths of the Board of Directors stating that in the good faith opinion of the Board, such executive was guilty of the conduct set forth above.

Compensation Committee Interlocks and Insider Participation

During 2007, no executive officer of the Company served as (1) a member of a compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (3) a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2007 (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship requiring disclosure, except Mr. Mischer, who serves as the indirect manager of an entity from which the Company leases a private client office. For further information, see “Certain Relationships and Related Party Transactions.”

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Walter M. Mischer, Jr. (Chairman)

J. Bryan King

Eugene H. Vaughan

Randa Duncan Williams

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

In accordance with its written charter adopted by the Company’s Board of Directors, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board of Directors has determined that each Audit Committee member is independent in accordance with the listing standards of The NASDAQ Stock Market and in Section 10A of the Securities Exchange Act of 1934, as amended, and that J. Bryan King has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

In discharging its oversight responsibility as to the audit process, the Audit Committee (1) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” (2) discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence and (3) satisfied itself as to the independent registered public accounting firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees.” With and without management present, the Audit Committee discussed and reviewed the results of the internal and external audit examinations.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2007, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of the independent registered public accounting firm and the Board concurred in such recommendation.

The Audit Committee

David E. Warden (Chairman)

J. Bryan King

Edwin E. Smith

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2007 and 2006 by Grant Thornton LLP:

	2007	2006
Audit fees (1)	$857,715	$277,535
Audit related fees	—	—
Tax fees (2)	77,375	104,893
All other fees	—	—

(1)	For 2007, includes fees billed for professional services rendered in connection with the audit, assistance with securities filings other than periodic reports, including the initial public offering in 2007 and related quarterly reviews required for the registration statement, and the quarterly reviews of the Company’s consolidated financial statements. For 2006, includes fees billed for professional services rendered in connection with the audit.

(2)	Tax fees consist of fees billed for tax compliance, advisory and planning services. During 2007, no tax advisory or planning services were performed.

The Audit Committee will consider, on a case-by-case basis, and approve, if appropriate, all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Pre-approval of such services is required unless a “de minimus” exception is met. To qualify for the “de minimus” exception, the aggregate amount of all such services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approval has been delegated by the Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Corporate Governance and Nominating Committee reviews all related party transactions for potential conflicts of interest. Any related party transaction must be reported to the Chief Compliance Officer and may be consummated or may continue only (1) if the Corporate Governance and Nominating Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arms’-length dealings with an unrelated third party or (2) if the transaction has been approved by the disinterested members of the Board of Directors. The Corporate Governance and Nominating Committee may approve or ratify the related party transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of the Company.

Many of the directors, executive officers and principal shareholders of the Company and it subsidiaries (i.e., those who own 10% or more of the Common Stock) and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of Encore Bank. During 2007, Encore Bank made loans in the ordinary course of business to many of the directors, executive officers and principal shareholders of the Company and its subsidiaries and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors, executive officers and principal shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by Encore Bank to executive officers, directors and principal shareholders of the Company and Encore

Bank satisfy the foregoing standards. As of December 31, 2007, all of such loans aggregated $8.2 million which was approximately 5.7% of the Company’s Tier 1 capital at such date. The Company expects Encore Bank to have such transactions or transactions on a similar basis with the directors, executive officers and principal shareholders of the Company and Encore Bank and their associates in the future.

On February 15, 2007, Encore Bank opened a private client office in the Memorial Hermann Medical Plaza in Houston, Texas. The space is leased pursuant to a lease agreement between Memorial Hermann Medical Plaza, L.P., a Texas limited partnership (“Lessor”), and Encore Bank. Walter M. Mischer, Jr., one of the Company’s directors, serves as manager of the sole general partner of Mischer Healthcare Services IV, L.P., the sole general partner of the Lessor. Pursuant to the lease agreement, Encore Bank will pay approximately $147,672 in rent annually to the Lessor (subject to an increase after five years). Encore Bank conducted all lease negotiations in the ordinary course of business and all of the lease terms were substantially the same as those prevailing at the time for comparable transactions with unaffiliated persons.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of March 31, 2008, by (1) directors and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (3) all directors and named executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
Principal Shareholders
J. Luther King, Jr. (2)	864,020	8.51%
Luther King Capital Management Corporation (3)	554,120	5.46
Jim R. Smith (4)	510,000	5.02

Directors and Executive Officers
James S. D’Agostino, Jr. (5)	649,397	6.33
G. Walter Christopherson	154,556	1.52
L. Anderson Creel (6)	96,000	*
Charles W. Jenness (7)	168,000	1.65
J. Bryan King (8)	456,476	4.49
Walter M. Mischer, Jr. (9)	243,481	2.39
Robert D. Mrlik (10)	165,469	1.62
Thomas N. Ray (11)	37,000	*
Edwin E. Smith (12)	67,000	*
Eugene H. Vaughan (13)	70,576	*
David E. Warden (14)	129,334	1.27
Steven A. Webster (15)	541,912	5.32
J. Harold Williams	87,374	*
Randa Duncan Williams (16)	475,374	4.68
Directors and Executive Officers as a Group (14 persons) (17)	3,341,949	31.49%

*	Indicates ownership which does not exceed 1.0%.

(1)	The percentage beneficially owned was calculated based on 10,153,640 shares of Common Stock issued and outstanding as of March 31, 2008. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.

(2)	The address for the shareholder is 301 Commerce Street, Suite 1600, Fort Worth, Texas 76102. The information regarding beneficial ownership is included on a Schedule 13D filed with the Securities and Exchange Commission on March 17, 2008 by Luther King Capital Management Corporation (“LKCM”). LKCM reported that J. Luther King, Jr. had sole voting and dispositive power with respect to 864,020 shares of the Company’s common stock, which includes shares held by LKCM and shares held by LKCM Private Discipline Master Fund, SPC.

(3)	The address for the shareholder is 301 Commerce Street, Suite 1600, Fort Worth, Texas 76102. The information regarding beneficial ownership is included on a Schedule 13D filed with the Securities and Exchange Commission on March 17, 2008 by LKCM. LKCM reported that it had sole voting and dispositive power with respect to 554,120 shares of the Company’s common stock, which includes shares held by LKCM Private Discipline Master Fund, SPC, a private investment fund controlled by J. Bryan King.

(4)

The address for the shareholder is 1400 Post Oak Blvd, Suite 850, Houston, Texas 77056. The information regarding beneficial ownership is included on a Schedule 13G filed with the Securities and Exchange

Commission on November 11, 2007 by Jim R. Smith. Mr. Smith reported that he had sole voting and dispositive power with respect to 510,000 shares, or 5.04% of the Company’s common stock.

(5)	Includes 526,997 shares held jointly by Mr. D’Agostino and his spouse; 400 shares held of record by Ann D. D’Agostino UTMA, of which Mr. D’Agostino is custodian, and 110,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(6)	Includes 6,250 shares held of record by an IRA account for the benefit of Mr. Creel and 54,500 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(7)	Includes 54,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(8)	Consists of 44,076 shares held directly; 388,400 shares held by LKCM Private Discipline Master Fund, SPC, a private investment fund controlled by Mr. King; and 24,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(9)	Consists of 8,000 shares held directly; 21,110 shares held of record by the Duncan Mischer Watson 1983 Trust, of which Mr. Mischer is the trustee; 10,744 shares held of record by The Mary A. Mischer Management Trust, of which Mr. Mischer is the trustee; 10,744 shares held of record by The Mary A. Mischer Marital Trust, of which Mr. Mischer is the trustee; 168,883 shares held of record by Mischer Investments, L.P., of which Mr. Mischer is the managing partner, and 24,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(10)	Includes 4,914 shares held of record by an IRA account for the benefit of Mr. Mrlik, 85,000 shares which may be acquired within 60 days pursuant to the exercise of stock options and 30,555 shares pledged as collateral for loans.

(11)	Includes 10,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(12)	Includes 24,000 shares which may be acquired within 60 days pursuant to the exercise of stock options and 35,000 shares pledged as collateral for loans.

(13)	Includes 24,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(14)	Includes 24,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(15)	Consists of 84,538 shares held directly; 417,258 shares held of record by Kestrel Capital, L.P., of which Mr. Webster is the President of Kestrel Capital’s general partner; 16,116 shares held of record by Cerrito Partners, of which Mr. Webster is the managing partner, and 24,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(16)	Consists of 2,500 shares held directly and 472,874 shares held of record by DLD Family Investments LLC, of which Ms. Williams is the President.

(17)	Includes 457,500 shares which may be acquired within 60 days pursuant to the exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the “SEC”). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16 forms they file.

Based solely on the Company’s review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that during the year ended December 31, 2007, all Section 16(a) reporting requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

Item 2.

APPROVAL OF THE ENCORE BANCSHARES, INC.

2008 STOCK AWARDS AND INCENTIVE PLAN

On March 13, 2008, the Company’s Board of Directors approved the Encore Bancshares, Inc. 2008 Stock Awards and Incentive Plan (“2008 Plan”), subject to shareholder approval at the Meeting. The following summary of the material features of the 2008 Plan is qualified in its entirety by reference to the full text of the 2008 Plan, which is attached to this Proxy Statement as Appendix A.

The 2008 Plan was adopted by the Board to provide a means through which the Company and its subsidiaries could attract and retain employees and to provide employees, directors and other individuals with additional incentive and reward opportunities designed to enhance the Company’s profitable growth. As of December 31, 2007, options to purchase an aggregate of 1,247,250 shares of Common Stock were outstanding, 348,933 shares of restricted stock have been granted and 53,817 shares remain available for issuance under the 2000 Stock Incentive Plan. The Company has not awarded stock appreciation rights, performance awards or phantom stock awards under the Company’s 2000 Stock Incentive Plan. Accordingly, the Board of Directors approved the 2008 Plan as a continuing source of incentives for employees, directors and consultants. The Board believes that a share reserve of 500,000 shares will enable the Company to continue to provide the necessary incentives to its employees, directors and consultants.

Administration. The Company’s Compensation Committee, which is comprised of independent directors, each of whom qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), will administer the 2008 Plan. The Compensation Committee recommends to the Board of Directors which employees, directors and other individuals shall receive grants of options and awards and has the authority to determine the vesting, restrictions and other terms of the agreements representing such options or awards, as the case may be. The Compensation Committee will also be authorized to interpret the 2008 Plan and the respective award agreements executed under the 2008 Plan and to make all other determinations with respect to the 2008 Plan. The Compensation Committee, in its discretion but subject to applicable laws, may waive compliance with any provision of an option or award, may extend the date through which an option or award is exercisable, and may accelerate the date on which an option or award becomes exercisable, vested, free from restrictions or payable.

Eligibility. Awards under the 2008 Plan may be granted to all employees of the Company and its affiliates, directors of the Company and its affiliates or other individuals who perform services for the Company and its affiliates; provided that incentive stock options may be granted only to employees of the Company or its affiliates.

Shares Available for Issuance. The 2008 Plan provides for the grant of awards covering an aggregate of 500,000 shares of Common Stock in any combination of the following:

•	options to purchase shares of Common Stock, which may be incentive stock options or non-qualified stock options,

•	stock appreciation rights;

•	restricted stock awards;

•	performance awards; and

•	phantom stock awards.

Shares of stock will be deemed to be issued under the 2008 Plan only to the extent actually issued and delivered pursuant to an option or award. If an option or award (other than a restricted stock award) expires or is terminated or is settled in cash, the shares that were subject to the unexercised or unvested portion will be available for future awards granted under the 2008 Plan. The number of shares covered by each outstanding option or award and the exercise price of outstanding options shall be proportionately adjusted for any increase or decrease in the number of the Company’s outstanding shares resulting from various changes in its capitalization, such as stock splits or stock dividends.

Types of Awards. The 2008 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, performance awards and phantom stock awards. A summary of each type of award is as follows:

Stock Options. A stock option confers upon the awardee the right to purchase a certain number of shares of the Company’s Common Stock at an established exercise price. The Compensation Committee may authorize the grant of options that are incentive stock options within the meaning of Section 422(b) of the Code or options that do not constitute incentive stock options (nonqualified stock options). The exercise price of each incentive and nonqualified stock option granted under the 2008 Plan will be determined by the Compensation Committee, and the exercise price cannot be less than the fair market value of the Company’s Common Stock at the grant date. For each option, the Compensation Committee will establish (1) the term of the option, (2) the time or period of time in which the option will vest, (3) the form of payment due upon exercise of the option and (4) the treatment of the option upon the awardee’s termination of employment or service. At the time of a grant of stock options the Compensation Committee may also prescribe additional terms, conditions or restrictions relating to the options, including, but not limited to, provisions relating to tax matters (including provisions covering applicable withholding requirements) and any other matters not inconsistent with the 2008 Plan. Each grant of stock options may have different terms and conditions. No more than 100,000 shares of the Company’s Common Stock may be subject to stock options granted under the 2008 Plan to any one individual during any one year period.

Incentive stock options (“ISOs”) are subject to certain special rules under the Code. Except as provided below, the maximum term of an ISO may not exceed ten years. Except as otherwise provided under the Code or applicable regulations, to the extent that the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which ISOs (determined without regard to this sentence) are exercisable for the first time by any employee during any calendar year under all plans of the Company and its affiliates exceeds $100,000, such options shall be treated as nonqualified stock options. No ISO may be granted to an individual if, at the time the option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its affiliate, unless (i) at the time the option is granted the exercise price is at least 110% of the fair market value of the Common Stock subject to the option and (ii) the option is not exercisable after the expiration of five years from the date of grant.

Stock Appreciation Rights. A stock appreciation right (SAR) is the right to receive an amount equal to the excess, if any, of the fair market value of a share of the Company’s Common Stock on the date the right is exercised over the exercise price of the SAR as determined by the Compensation Committee as of the date of grant of the SAR, which shall not be less than the fair market value of one share of Common Stock on the date of grant. The Compensation Committee will determine (1) the time or times at which an SAR may be exercised in whole or in part, (2) whether payment upon exercise will be made in cash, shares of Common Stock or a combination thereof and (3) the treatment of SARs upon the awardee’s termination of employment or service. At the time of an award of SARs, the Compensation Committee may prescribe additional terms, conditions or restrictions relating to the SAR, including, but not limited to, provisions relating to (a) vesting of SARs, (b) tax matters (including provisions covering applicable wage withholding requirements) and (c) any other matters not inconsistent with the 2008 Plan. Each award of stock appreciation rights may have different terms and conditions. SARs may be granted in connection with the grant of stock options, in which case the exercise of SARs will result in the surrender of the right to purchase the shares under the option as to which the SARs were exercised. No more than 50,000 shares of the Company’s Common Stock may be subject to SARs granted under the 2008 Plan to any one individual during any one year period.

Restricted Stock Awards. A grant of shares of restricted stock represents shares of the Company’s Common Stock that are subject to restrictions on disposition and the obligation of the awardee to forfeit and surrender the shares under certain circumstances (forfeiture restrictions). The Compensation Committee will have sole discretion to determine the forfeiture restrictions and may provide that such forfeiture restrictions shall lapse upon (1) the attainment of one or more performance targets established by the Compensation Committee that are based on (a) the price of a share of the Company’s Common Stock, (b) earnings per share, (c) net earnings, (d) the earnings of one of the Company’s business units designated by the Compensation Committee, (e) return on shareholders’ equity, (f) return on assets, (g) net interest margin or (h) efficiency ratio, (2) the awardee’s continued employment or service with the Company for a specified period of time or (3) a combination of any two or more of the factors listed in clauses (1) and (2). Each award of restricted stock may have different forfeiture restrictions. Except to the extent restricted under the terms of the 2008 Plan and any agreement relating to the award of restricted stock, an awardee granted restricted stock shall have all of the rights of a shareholder including, without limitation, the right to vote restricted stock or the right to receive dividends thereon.

At the time of the award of restricted stock, the Compensation Committee may prescribe additional terms, conditions or restrictions including, but not limited to, rules related to the (1) vesting of restricted stock awards, (2) termination of employment or service of the awardee prior to the lapse of the forfeiture restrictions, (3) the amount and form of any payment for shares of the Common Stock received pursuant to a restricted stock award, (4) tax matters and (5) any other matters not inconsistent with the 2008 Plan. No more than 100,000 shares of Common Stock may be granted under the 2008 Plan as a restricted stock award to any one individual during any one year period. Each grant of restricted stock may have different terms and conditions.

Performance Awards. A performance award represents the right to receive payment of an amount based on the achievement of certain performance measures for a performance period, each as determined by the Compensation Committee and as evidenced by a performance award agreement. The performance measures shall be based on one or more of the following criteria: (1) the price of a share of the Company’s Common Stock, (2) earnings per share, (3) net earnings, (4) the earnings of one of the Company’s business units designated by the Compensation Committee, (5) return on shareholders’ equity, (6) return on assets, (7) net interest margin, or (8) efficiency ratio. The Compensation Committee determines (1) the performance measures applicable to a performance period, (2) whether payment upon the achievement of the performance measures for the performance period will be made in cash, shares of Common Stock or a combination thereof and (3) the treatment of the performance award upon the awardee’s termination of employment or service. The performance awards may be based on different performance measures and may be for different amounts. The maximum payout under the 2008 Plan pursuant to a performance award to any individual for any calendar year may not exceed $500,000.

Phantom Stock Awards. A phantom stock award is the right to receive shares of the Company’s Common Stock (or cash in an amount equal to the fair market value thereof), or an amount equal to any appreciation in the fair market value of Common Stock over a specified period of time, which vest over a period of time or upon the occurrence of an event as established by the Compensation Committee, without payment of any amounts by the awardee (except to the extent required by law) or satisfaction of any performance criteria or objectives. Each phantom stock award has a maximum value established by the Compensation Committee at the time of the award grant. The Compensation Committee will determine (1) the period over which, or the event upon which, the phantom stock award will vest, (2) whether payment upon vesting will be made in cash, shares of Common Stock or a combination thereof and (3) the treatment of the phantom stock award upon the awardee’s termination of employment or service. Each phantom stock award may have different terms and conditions.

Amendment and Termination. The Company’s Board of Directors may alter or amend the 2008 Plan at any time, except that it may not make any amendment which would impair any existing rights under an option or award without the consent of the holder. The Board of Directors may not, without approval of the Company’s shareholders, amend the 2008 Plan to (1) increase the maximum number of shares which may be issued on exercise or surrender of an award, except as specifically provided in the 2008 Plan, (2) change the class of employees, directors or other individuals eligible to receive options and awards or materially increase the benefits accruing under the 2008 Plan, (3) extend the maximum period during which options and awards may be granted under the 2008 Plan, (4) materially modify the requirements as to eligibility for participation in the 2008 Plan or (5) decrease any authority granted to the Compensation Committee in contravention of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended or, if such approval is required to comply with Rule 16b-3, any rule promulgated by any exchange on which the stock trades or quotation service or Sections 162(m) or 422 of the Internal Revenue Code. With respect to any shares for which awards have not been granted, the Board of Directors may terminate the 2008 Plan at any time. Except with respect to awards then outstanding, if not sooner terminated, the 2008 Plan will terminate and no further awards shall be granted after the expiration of ten years from the date of its adoption.

Recapitalization or Change in Control. Upon a recapitalization, (1) in the event of an increase in the number of outstanding shares, the number of shares of Common Stock with respect to which an award may be exercised or satisfied, as applicable, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (2) in the event of a reduction in the number of outstanding shares, the number of shares of Common Stock with respect to which an award may be exercised or satisfied, as applicable, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

In the event of a change in control, all outstanding options and awards under the 2008 Plan shall immediately vest and become exercisable or satisfiable in full, whether or not exercisable at that time, and the Compensation Committee, in its discretion, may take any other action with respect to outstanding options and awards that it deems appropriate. With respect to options, in the event of a change in control, the Compensation Committee’s actions may include, but are not limited to, the following: (1) accelerating the time at which options may be exercised in full for a limited period of time on or before a specified date, (2) cancel the options of selected awardees in exchange for an amount of cash per share equal to the excess, if any, of the change of control value of the shares subject to the options over the exercise price for such shares, (3) adjust the outstanding options as the Compensation Committee deems necessary or (4) convert all outstanding options into options to acquire shares of the successor entity with the same terms as the options immediately prior to the merger or consolidation.

Tax Effects of Participation in the 2008 Plan

Status of Options. The federal income tax consequences both to the awardee and the Company of options granted under the 2008 Plan differ depending on whether an option is an ISO or a nonqualified stock option.

Nonqualified Stock Options. No federal income tax is imposed on the awardee upon the grant of a nonqualified stock option. Generally, upon the exercise of a nonqualified stock option, the awardee will be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for such shares. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, any difference between the amount realized on the disposition and the basis of the shares (exercise price plus any ordinary income recognized upon exercise of the option) would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon an awardee’s exercise of a nonqualified stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the awardee.

Incentive Stock Options. No federal income tax is imposed on the awardee upon the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be included in the calculation of the awardee’s alternative minimum tax liability, if any. If the awardee does not dispose of shares acquired pursuant to the exercise of an ISO within two years from the date the option was granted or within one year after the shares were transferred to him, the difference between the amount realized upon a subsequent disposition of the shares and the exercise price of the shares would be treated as long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired. If an awardee disposes of shares acquired pursuant to his exercise of an ISO prior to the end of the two-year or one-year holding periods noted above, the disposition would be treated as a disqualifying disposition and the awardee would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or the amount realized on such sale, if less) over the exercise price. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Restricted Stock. No federal income tax is imposed on an awardee at the time shares of restricted stock are granted, nor will the Company be entitled to a tax deduction at that time. Instead, when either the transfer restriction or the forfeiture risk lapses, such as on the vesting date, the awardee will recognize ordinary income in an amount equal to the fair market value of the shares of restricted stock over the amount, if any, paid for such shares. Notwithstanding the foregoing, unless restricted by the agreement relating to such grant, an awardee receiving restricted stock can elect to include the fair market value of the restricted stock, over the amount (if any) paid for such stock, in income at the time of grant by making an appropriate election under Section 83(b) of the Code within 30 days after the restricted stock is issued to the awardee. Subsequent appreciation in the fair market value of the stock will be taxed as capital gains when the awardee disposes of the stock. However, if an awardee files such an election and the restricted stock is subsequently forfeited, the awardee is not allowed a tax deduction for the amount previously reported as ordinary income due to the election. At the time the awardee recognizes ordinary income with respect to shares issued pursuant to a restricted stock award, the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights. No federal income tax is imposed on the awardee upon the grant of an SAR. When the awardee exercises the SAR or otherwise receives the payout, the awardee recognizes ordinary income for federal income tax purposes in an amount equal to the cash and/or the fair market value of common stock payable upon such exercise. The Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Performance Awards and Phantom Stock Awards. Generally, a holder of a performance award or phantom stock award will not recognize income when the award is granted, unless the performance award or phantom stock award vests immediately and has no substantial restrictions or limitations. If the performance award or phantom stock award vests only upon the satisfaction of certain performance criteria, a holder will recognize ordinary income only when such awards vest and any restrictions regarding forfeiture are removed. The Company will generally be allowed to deduct from its taxes the amount of ordinary income an awardee must recognize.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million in any calendar year. Compensation that qualifies as “performance based compensation” (as defined for purposes of Section 162(m)) is excluded from the $1 million limitation, and therefore remains fully deductible by the company that pays it. Assuming the 2008 Plan is approved by the shareholders of the Company, the Company believes that options and SARs granted with an exercise price at least equal to 100% of the fair market value of the underlying common stock at the date of grant, and other awards, the settlement or vesting of which is conditioned upon achievement of performance goals (based on criteria described above), will qualify as “performance based compensation,” although other awards under the 2008 Plan may not so qualify. The Company’s Board of Directors believes that in light of Section 162(m), it is desirable to submit the 2008 Plan for shareholder approval.

Specific Benefits Under the 2008 Plan

Because options and awards under the 2008 Plan will be granted at the discretion of the Compensation Committee, it is not possible for the Company to determine and disclose the amount of future options and awards that may be granted to directors and executive officers, if the 2008 Plan is approved. The Company has not approved any awards under the 2008 Plan that are conditioned upon shareholder approval of the 2008 Plan and is not currently considering any specific award grants under the 2008 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company currently has stock options outstanding under the Company’s 2000 Stock Incentive Plan, which was approved by the Company’s shareholders. The following table provides information as of December 31, 2007 regarding the Company’s equity compensation plans under which the Company’s equity securities are authorized for issuance:

EQUITY COMPENSATION PLAN INFORMATION

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,053,250	(1)	$9.82	53,817	(1)
Equity compensation plans not approved by security holders	—		—	—

Total	1,053,250		$9.82	53,817

(1)	The information in this table is as of December 31, 2007 and does not include information regarding the Encore Bancshares, Inc. 2008 Stock Awards and Incentive Plan to be voted on at the Meeting.

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock represented at the Meeting is required to approve the 2008 Stock Awards and Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE ENCORE BANCSHARES, INC. 2008 STOCK AWARDS AND INCENTIVE PLAN.

Item 3.

PROPOSAL TO RATIFY APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2008. Grant Thornton LLP has served as the Company’s independent registered public accounting firm continuously for over seven years.

At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Grant Thornton LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of Grant Thornton LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

Shareholder ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year is not required by the Company’s Amended and Restated Bylaws, state law or otherwise. However, the Board of Directors is submitting the selection of Grant Thornton LLP to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Grant Thornton LLP. Even if the selection of Grant Thornton LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2008 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR 2009 ANNUAL MEETING

In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2009 Annual Meeting of Shareholders and included in the Company’s Proxy Statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal executive offices no later than December 16, 2008. Shareholder proposals should be submitted to Rhonda L. Carroll, Corporate Secretary, Encore Bancshares, Inc., Nine Greenway Plaza, Suite 1000, Houston, Texas 77046.

In addition, the Company’s Amended and Restated Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board of Directors to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the Company’s offices not less than 120 days in advance of the first anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. Such notice to the Company must also provide certain information set forth in the Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws may be obtained upon written request to the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission, to any shareholder upon written request to Rhonda L. Carroll, Corporate Secretary, Encore Bancshares, Inc., Nine Greenway Plaza, Suite 1000, Houston, Texas 77046.

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the Meeting and does not know of any other matters that are to be presented for action at the Meeting. However, if any other matter does properly come before the Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

Rhonda L. Carroll

Corporate Secretary

Appendix A

ENCORE BANCSHARES, INC.

2008 STOCK AWARDS AND INCENTIVE PLAN

I. PURPOSE

The purpose of the ENCORE BANCSHARES, INC. 2008 STOCK AWARDS AND INCENTIVE PLAN (the “Plan”) is to provide a means through which Encore Bancshares, Inc., a Texas corporation (the “Company”), and its Affiliates, may attract able persons to enter the employ of the Company and its Affiliates and to provide a means whereby those employees, directors and consultants, upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the welfare of the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates and their desire to remain in the Company’s and its Affiliates’ employ. A further purpose of the Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards,

Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, director or consultant as provided herein.

II. DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) “Affiliate” means any Parent Corporation and any Subsidiary Corporation.

(b) “Award” means, individually or collectively, any Option, Restricted Stock Award, Phantom Stock Award, Performance Award or Stock Appreciation Right.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company’s subsidiary bank is merged or consolidated into, or otherwise acquired by, an entity other than a wholly-owned subsidiary of the Company, (iii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iv) the Company is to be dissolved and liquidated, (v) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (vi) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board. Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Code Section 409A and would not otherwise comply with Code Section 409A, a “Change of Control” shall occur only to the extent that the definition of “Change of Control” set forth above may be interpreted to be consistent with Code Section 409A and the applicable Internal Revenue Service and Treasury Department regulations thereunder.

(e) “Change of Control Value” shall mean with respect to a Change of Control (i) the per share price offered to shareholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer, exchange offer or sale or other disposition of outstanding voting stock of the Company, or (iii) if such Change of Control occurs other than as described in clause (i) or clause (ii), the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to shareholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

(g) “Committee” means the Compensation Committee of the Board which shall be constituted entirely of not less than two (2) non-employee directors (within the meaning of Rule 16b-3), each of whom shall be an “outside director,” within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder. The Committee shall be appointed by and serve at the pleasure of the Board.

(h) “Company” means Encore Bancshares, Inc.

(i) A “consultant” means an individual (other than a director) who performs services for the Employer as an independent contractor.

(j) A “covered employee” means an individual described in Code Section 162(m)(3).

(k) A “director” means an individual who is serving on the Board or on the board of directors of an Affiliate on the date the Plan is adopted by the Board or who is elected to the Board or the board of directors of an Affiliate after such date.

(l) An “employee” means any person (including an officer or a director) in an employment relationship with the Company or any Affiliate.

(m) “Employer” means the Company or an Affiliate.

(n) “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Stock (i) reported by any interdealer quotation system on which the Stock is quoted on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate, consistent with Treasury regulations and other formal Internal Revenue Service guidance under Code Section 409A, with the intent that Options and Stock Appreciation Rights granted under this Plan shall not constitute deferred compensation subject to Code Section 409A.

(o) “Holder” means an individual who has been granted an Award.

(p) “Incentive Stock Option” means an incentive stock option within the meaning of section 422(b) of the Code.

(q) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(r) “Nonqualified Stock Option” means an option granted under Paragraph VII of the Plan to purchase Stock which does not constitute an Incentive Stock Option.

(s) “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Stock and Nonqualified Stock Options to purchase Stock.

(t) “Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.

(u) “Parent Corporation” means a “parent corporation” of the Company within the meaning of Code Section 424(e).

(v) “Performance Award” means an Award granted under Paragraph X of the Plan.

(w) “Performance Award Agreement” means a written agreement between the Company and a Holder with respect to a Performance Award.

(x) “Phantom Stock Award” means an Award granted under Paragraph XI of the Plan.

(y) “Phantom Stock Award Agreement” means a written agreement between the Company and a Holder with respect to a Phantom Stock Award.

(z) “Plan” means the Encore Bancshares, Inc. 2008 Stock Awards and Incentive Plan, as amended from time to time.

(aa) “Restricted Stock Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

(bb) “Restricted Stock Award” means an Award granted under Paragraph IX of the Plan.

(cc) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(dd) “Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

(ee) “Stock” means the common stock, $1.00 par value of the Company.

(ff) “Stock Appreciation Right” means an Award granted under Paragraph VIII of the Plan.

(gg) “Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

(hh) “Subsidiary Corporation” means a “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

III. EFFECTIVE DATE AND DURATION OF THE PLAN

This Plan shall be effective on March 13, 2008 which is the date of its adoption by the Board (the “Effective Date”), subject to the approval of the Plan by the Company’s shareholders within twelve months after the Effective Date. If the Plan is not so approved by the Company’s shareholders, (a) the Plan shall not be effective, and (b) any grants of Awards under the Plan shall immediately expire and be of no force and effect. No Awards may be granted under the Plan after the tenth anniversary of the Effective Date. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

IV. ADMINISTRATION

(a) Committee. The Plan shall be administered by the Committee. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of this Plan, and may grant authority to such persons to execute Award agreements or other documents on behalf of the Committee and the Company.

(b) Powers. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which employees, directors or consultants shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, Nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Stock which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award, and the value of each Performance Award and Phantom Stock Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the Employer’s success and such other factors as the Committee in its discretion shall deem relevant. The Committee, in its sole discretion, and subject to Code Section 409A and other applicable laws, may waive compliance with any provision of any Award, or any related agreement, may extend the date through which any Award is exercisable, and/or may accelerate the earliest date on which such Award becomes exercisable, vested, free from restrictions or payable, provided in each case such action does not adversely affect the rights of the Holder.

(c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

(d) Expenses. All expenses and liabilities incurred by the Committee in the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons to assist the Committee in the carrying out of its duties hereunder.

V. STOCK SUBJECT TO THE PLAN

(a) Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more employees, directors or consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI. Subject to Paragraph XII, the maximum aggregate number of shares of Stock that may be issued under the Plan is 500,000, any or all of which may be issued through Incentive Stock Options. Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award (other than an Award of Restricted Stock) lapses or is canceled or the rights of its Holder terminate or the Award is settled in cash, any Stock subject to such Award shall again be available for grant under an Award. Should any shares of Restricted Stock be forfeited, such shares may not again be subject to an Award under the Plan. Any shares of Stock which may remain unissued and which are not subject to outstanding Awards at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan or the termination of the last of the Awards granted under this Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan.

Notwithstanding any provision in the Plan to the contrary, no more than 100,000 shares of Stock may be subject to Options granted under the Plan to any one individual during any one year period, no more than 50,000 shares of Stock may be subject to Stock Appreciation Rights granted under the Plan to any one individual during any one year period, and no more than 100,000 shares of Stock may be granted under the Plan as a Restricted Stock Award to any one individual during any one year period. The number of shares of Stock that may be issued to individuals as set forth in the preceding sentence shall be subject to adjustment in the same manner as provided in Section XII hereof with respect to shares of Stock subject to Options, Stock Appreciation Rights or Restricted Stock Awards then outstanding. The limitations set forth in this paragraph shall be applied in a manner which will permit compensation generated under the Plan with respect to “covered employees” to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares of Stock, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares of Stock subject to Options or Stock Appreciation Rights that expire, are canceled or repriced or Restricted Stock Awards that are forfeited.

(b) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.

VI. ELIGIBILITY

The Committee, in its sole discretion, shall determine who shall receive Awards under the Plan. Awards other than Incentive Stock Options may be granted to all employees, directors and consultants of the Company or its Affiliates, including Affiliates that become such after adoption of the Plan. Incentive Stock Options may be granted to all employees of the Company or its Affiliates, including Affiliates that become such after adoption of the Plan. A recipient of an Award must be an employee, director or consultant at the time the Award is granted. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Award, a Phantom Stock Award or any combination thereof.

VII. STOCK OPTIONS

(a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant.

(b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c) Special Limitations on Incentive Stock Options. Except as otherwise provided under the Code or applicable regulations, to the extent that the aggregate Fair Market Value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options (determined without regard to this sentence) are exercisable for the first time by any Holder during any calendar year under all plans of the Company and its Parent Corporation or Subsidiary Corporations exceeds $100,000, such options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or Subsidiary Corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the exercise price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

(d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. An Option Agreement may provide for the payment of the exercise price, in whole or in part, by (i) cash, cashier’s check, bank draft, or postal or express money order payable to the order of the Company, (ii) subject to the approval by the Committee, certificates representing “mature shares” of Stock theretofore owned by the Holder duly endorsed for transfer to the Company, or (iii) any combination of the preceding, equal in value to the full amount of the exercise price. For purposes of this Plan, “mature shares” means shares of Stock for which the Holder has good title, free and clear of all liens and encumbrances, transferability restrictions or risk of forfeiture, and which the Holder has held for at least six months. Each Option shall specify the effect of termination of employment or service as a director or consultant (by retirement, disability, death or otherwise) on the exercisability of the Option. An Option Agreement may also include, without limitation, provisions relating to (i) vesting of Options, subject to the provisions hereof accelerating such vesting on a Change of Control, (ii) tax matters (including provisions (y) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

(e) Exercise Price and Payment. The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but (i) such exercise price shall never be less than the Fair Market Value of Stock on the date the Option is granted and (ii) such exercise price shall be subject to adjustment as provided in Paragraph XII. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The exercise price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

(f) Shareholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.

(g) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company, an Affiliate, or any Subsidiary Corporation, or the acquisition by the Company, an Affiliate or a Subsidiary Corporation of the assets of the employing corporation, or the acquisition by the Company, an Affiliate or a Subsidiary Corporation of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary Corporation.

(h) All Options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the shareholders of the Company prior to the first anniversary date of the Board meeting held to approve this Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote at a meeting at which a quorum is present, or by written consent in accordance with the laws of the State of Texas.

VIII. STOCK APPRECIATION RIGHTS

(a) Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation

Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Stock. With respect to Stock Appreciation Rights that are subject to Section 16 of the 1934 Act, however, the Committee shall, except as provided in Paragraph XII(c), retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights. Each Stock Appreciation Rights Agreement shall specify the effect of termination of employment or service as a director or consultant (by retirement, disability, death or otherwise) on the exercisability of the Stock Appreciation Rights.

(b) Other Terms and Conditions. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Stock Appreciation Rights. Such additional terms, conditions or restrictions shall be set forth in the Stock Appreciation Rights Agreement made in conjunction with the Award. Such Stock Appreciation Rights Agreements may also include, without limitation, provisions relating to (i) vesting of Awards, subject to the provisions hereof accelerating vesting on a Change of Control, (ii) tax matters (including provisions covering applicable wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan, that the Committee shall in its sole discretion determine. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical.

(c) Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price (i) shall never be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Stock on the date of grant pursuant to Paragraph VII(c)) and (ii) shall be subject to adjustment as provided in Paragraph XII.

(d) Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

(e) Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

IX. RESTRICTED STOCK AWARDS

(a) Forfeiture Restrictions to be Established by the Committee. Shares of Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion and set forth in the Restricted Stock Agreement, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance goals established by the Committee that are based on (1) the price of a share of Stock, (2) the Company’s earnings per share, (3) the Company’s net earnings, (4) the earnings of a business unit of the Company designated by the Committee, (5) the return on shareholders’ equity achieved by the Company, (6) the Company’s return on assets, (7) the Company’s net interest margin, or (8) the Company’s efficiency ratio, (ii) the Holder’s continued employment with the Employer for a specified period of time, or (iii) a combination of the factors listed in clauses (i) and (ii) of this sentence. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph IX(b) or Paragraph XII.

(b) Other Terms and Conditions. Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. Unless otherwise provided in the Restricted Stock Agreement, the Holder shall have the right to receive dividends with respect to Stock subject to a Restricted Stock Award, to vote Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions shall have expired, (ii) the Company shall retain custody of the Stock until the Forfeiture Restrictions shall have expired, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock until the Forfeiture Restrictions shall have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. Unless otherwise provided in a Restricted Stock Agreement, dividends payable with respect to a Restricted Stock Award will be paid to a Holder in cash on the day on which the corresponding dividend on shares of Stock is paid to shareholders, or as soon as administratively practicable thereafter, but in no event later than the fifteenth (15th) day of the third calendar month following the day on which the corresponding dividend on shares of Stock is paid to shareholders. The Committee may provide in a Restricted Stock Agreement that payment of dividends with respect to a Restricted Stock Award shall be subject to the attainment of one or more performance goals established by the Committee that are based on the criteria set forth in paragraph (a) above.

At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a director or consultant (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (i) vesting of Awards, subject to any provisions hereof accelerating vesting on a Change of Control, (ii) tax matters (including provisions (y) covering any applicable employee wage withholding requirements and (z) requiring or prohibiting an election by the Holder under section 83(b) of the Code), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

(c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d) Agreements. At the time any Award is made under this Paragraph IX, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

(e) Certification. With respect to a Restricted Stock Award granted to a “covered employee,” if the lapse of the Forfeiture Restrictions imposed upon such Restricted Stock Award, or the payment of dividends with respect to such Restricted Stock Award, is conditioned in whole or in part on the attainment of performance goals, the Committee shall certify in writing whether such performance goals and any other conditions on the lapse of Forfeiture Restrictions or payment of dividends have been satisfied.

X. PERFORMANCE AWARDS

(a) Performance Period. The Committee shall establish, with respect to and at the time of grant of each Performance Award, a performance period over which the performance of the Holder shall be measured.

(b) Performance Awards. Each Performance Award shall have a maximum value established by the Committee at the time of such Award.

(c) Performance Measures. Prior to or upon the commencement of each performance period (or at such later time as may be permitted for qualified performance-based compensation under Section 162(m) and the regulations thereunder), the Committee shall establish written performance goals for each Performance Award granted to a Holder for such performance period. The performance goals shall be based on one or more of the following criteria: (1) the price of a share of Stock, (2) the Company’s earnings per share, (3) the Company’s net earnings, (4) the earnings of a business unit of the Company designated by the Committee, (5) the return on shareholders’ equity achieved by the Company, (6) the Company’s return on assets, (7) the Company’s net interest margin, or (8) the Company’s efficiency ratio.

At the time of establishing the performance goals, the Committee shall specify (i) the formula to be used in calculating the compensation payable to a Holder if the performance goals are obtained, and (ii) the individual employee or class of employees to which the formula applies. The Committee may also specify a minimum acceptable level of achievement of the relevant performance goals, as well as one or more additional levels of achievement, and a formula to determine the percentage of the Performance Award deemed to have been earned by the Holder upon attainment of each such level of achievement, which percentage may exceed 100%. The performance goals and amount of each Performance Award need not be the same as those relating to any other Performance Award, whether made at the same or a different time. Notwithstanding the terms of any Performance Award, the maximum payout under this Plan pursuant to a Performance Award to any individual for any calendar year shall not exceed $500,000.

Notwithstanding the terms of any Performance Award, the Committee, in its sole and absolute discretion, may reduce the amount of the Performance Award payable to any Holder for any reason, including the Committee’s judgment that the performance goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Holder, unsatisfactory performance of the Holder, or the Holder’s service for less than the entire performance period. Notwithstanding the foregoing, the reduction of a Performance Award payable to a Holder may not result in an increase in the amount of a Performance Award payable to another Holder.

(d) Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Holder’s responsibility level, contributions, performance, potential, other Awards and such other considerations as it deems appropriate.

(e) Certification. Promptly after the date on which the necessary information for a particular performance period becomes available, the Committee shall determine, and certify in writing (with respect to each Holder who is a “covered employee”), the extent to which the Performance Award for such performance period has been earned, through the achievement of the relevant performance goals, by each Holder for such performance period.

(f) Payment. After the Committee has determined and certified in writing (if required with respect to a “covered employee”) the extent to which a Performance Award has been earned, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of a Performance Award will be made in the calendar year immediately following the calendar year in which the performance period ends, and may be made in cash, Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date.

(g) Termination of Employment. A Performance Award shall terminate if the Holder does not remain continuously in the employ of the Employer at all times during the applicable performance period, except as may be determined by the Committee or as may otherwise be provided in the Award at the time granted.

(h) Agreements. At the time any Award is made under this Paragraph X, the Committee may require the Holder to enter into a Performance Award Agreement with the Company setting forth each of the matters contemplated hereby, and, in addition such matters are set forth in Paragraph IX(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

XI. PHANTOM STOCK AWARDS

(a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Stock (or cash in an amount equal to the Fair Market Value thereof), or rights to receive an amount equal to any appreciation in the Fair Market Value of Stock (or portion thereof) over a specified period of time, which vest over a period of time or upon the occurrence of an event (including without limitation a Change of Control) as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Phantom Stock Award shall have a maximum value established by the Committee at the time of such Award.

(b) Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which or the event upon which the Award shall vest with respect to the Holder.

(c) Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account an employee’s responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

(d) Payment. Following the end of the vesting period for a Phantom Stock Award, but in no event later than March 15 of the calendar year immediately following the calendar year in which the vesting period ends, the Holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Stock or a combination thereof as determined by the Committee. Payment shall be made in a lump sum. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

(e) Termination of Employment. A Phantom Stock Award shall terminate if the Holder does not remain continuously in the employ of the Employer at all times during the applicable vesting period, except as may be determined by the Committee or as may otherwise be provided in the Award at the time granted.

(f) Agreements. At the time any Award is made under this Paragraph XI, the Company and the Holder shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and, in addition, such matters as are set forth in Paragraph IX(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

XII. RECAPITALIZATION OR REORGANIZATION

(a) The shares with respect to which Awards may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation by the Company, the number of shares of Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

(b) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Stock then covered by such Award.

(c) In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable, and the Committee, in its discretion, may take any other action with respect to outstanding Awards that it deems appropriate, which action may vary among Awards granted to individual Holders; provided, however, that such action shall not reduce the value of an Award. In particular, with respect to Options, the actions the Committee may take upon a Change of Control include, but are not limited to, the following: (i) accelerating the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (ii) requiring the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (iii) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), or (iv) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Holder had been the holder of record of the number of shares of Stock then covered by such Option. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

(d) In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XII, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(f) Any adjustment provided for in Subparagraphs (a), (b), (c) or (d) above shall be subject to any required shareholder action.

(g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the

Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the exercise price per share, if applicable.

XIII. AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that, except as provided herein or in an agreement governing an Award, no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of section 162(m) of the Code, if applicable, and applicable interpretive authority thereunder), and provided, further, that the Board may not, without approval of the shareholders, amend the Plan:

(a) to increase the maximum number of shares which may be issued on exercise or surrender of an Award, except as provided in Paragraph XII;

(b) to change the class of employees eligible to receive Awards or materially increase the benefits accruing to employees under the Plan;

(c) to extend the maximum period during which Awards may be granted under the Plan;

(d) to modify materially the requirements as to eligibility for participation in the Plan;

(e) to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3; or

(f) if such approval is required to comply with Rule 16b-3, if applicable, any rule of any stock exchange or automated quotation system on which Stock may then be listed or quoted, or Sections 162(m) or 422 of the Code or any successor provisions, if applicable.

XIV. MISCELLANEOUS

(a) No Right to An Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee any right to be granted an Award to purchase Stock, a right to a Stock Appreciation Right, a Restricted Stock Award, a Performance Award or a Phantom Stock Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement, Performance Award Agreement or Phantom Stock Award Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b) Employees’ Rights Unsecured. The right of an employee to receive Stock, cash or any other payment under this Plan shall be an unsecured claim against the general assets of the Company. The Company may, but shall not be obligated to, acquire shares of Stock from time to time in anticipation of its obligations under this Plan, but a Holder shall have no right in or against any shares of Stock so acquired. All Stock shall constitute the general assets of the Company and may be disposed of by the Company at such time and for such purposes as it deems appropriate.

(c) No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with any Employer or (ii) interfere in any way with the right of any Employer to terminate an employee’s employment at any time.

(d) Other Laws; Withholding. The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Unless the Awards and Stock covered by this Plan have been registered under the Securities Act of 1933, or the Company has determined that such registration is unnecessary, each Holder exercising an Award under this Plan may be required by the Company to give representation in writing that such Holder is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(e) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company, an Affiliate or any Subsidiary from taking any corporate action which is deemed by the Company, an Affiliate or any Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company, an Affiliate or any Subsidiary as a result of any such action.

(f) Restrictions on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by such Holder or the Holder’s guardian or legal representative.

(g) Beneficiary Designation. Each Holder may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Holder, shall be in a form prescribed by the Committee, and will be effective only when filed by the Holder in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Holder’s death shall be paid to his estate.

(h) Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

(i) Section 162(m). If the Company is subject to Section 162(m) of the Code, it is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Awards may, if intended, constitute “performance-based” compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

(j) Code Section 409A. It is intended that any grant of an Award to which section 409A of the Code is applicable shall satisfy all of the requirements of such Code section and the applicable regulations issued thereunder to the extent necessary.

(k) Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the

Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights or indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(l) Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas.

ANNUAL MEETING OF SHAREHOLDERS OF

ENCORE BANCSHARES, INC.

May 15, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided.  i

¢ 21030300000000000000 4	051508

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR the following proposals unless otherwise indicated.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS

SHOWN HERE  ☒

1.   ELECTION of ten (10) directors to serve on the Board of Directors of the Company until the Company’s 2009 annual meeting of shareholders, and each until their successors are duly elected and qualified, or until their earlier resignation or removal.

		2. APPROVAL OF THE ENCORE BANCSHARES, INC. 2008 STOCK AWARDS AND INCENTIVE PLAN.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

¡      James S. D’Agostino, Jr.

¡      G. Walter Christopherson

¡      Charles W. Jenness

¡      J. Bryan King

¡       Walter M. Mischer, Jr.

¡      Edwin E. Smith

¡      Eugene H. Vaughan

¡      David E. Warden

¡      Steven A. Webster

¡      Randa Duncan Williams

		3 RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2008.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

☐	¢

ENCORE BANCSHARES, INC.

PROXY

2008 Annual Meeting of Shareholders to be held on Thursday, May 15, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2008 Annual Meeting of Shareholders of Encore Bancshares, Inc. (the “Company”) will be held at the Houston City Club, One City Club Drive, Houston, Texas 77046, on Thursday, May 15, 2008, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice of 2008 Annual Meeting of Shareholders and Proxy Statement dated April 15, 2008 accompanying this proxy.

The undersigned shareholder hereby appoints James S. D’Agostino, Jr. and Rhonda L. Carroll, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $1.00 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2008 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment(s) thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.

This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. If no direction is made, this proxy will be voted (1) FOR the election of all nominees for director named herein, (2) FOR the approval of the Encore Bancshares, Inc. 2008 Stock Awards and Incentive Plan and (3) FOR the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2008.

(Continued and to be signed on the reverse side)

¢	14475 ¢